                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY


                            SHARE PURCHASE AGREEMENT


                         DATED AS OF SEPTEMBER 29, 2005


                                  BY AND AMONG


                                 PXRE GROUP LTD.

                                       AND


                             THE PURCHASERS NAMED ON
                                EXHIBIT A HERETO





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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS

1.1      Definitions....................................................................................1

ARTICLE II  SALE AND PURCHASE OF COMPANY SECURITIES; CLOSING............................................7

2.1      Sale and Purchase of Company Securities........................................................7

2.2      The Closing....................................................................................7

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................8

3.1      Organization and Qualification.................................................................8

3.2      Authority......................................................................................8

3.3      Capitalization.................................................................................9

3.4      Subsidiaries; Joint Ventures..................................................................10

3.5      No Conflicts..................................................................................10

3.6      Brokers.......................................................................................11

3.7      Exemption from Registration...................................................................11

3.8      Litigation....................................................................................11

3.9      SEC Filings and Financial Statements..........................................................11

3.10     Events Subsequent to the Date of the Last Financial Statement.................................12

3.11     Absence of Undisclosed Liabilities............................................................12

3.12     Title to Assets, Properties and Rights........................................................13

3.13     Patents, Trademarks, Copyrights and Licenses..................................................13

3.14     Governmental Consents.........................................................................13

3.15     No Consent or Approval Required...............................................................14

3.16     Compliance with Laws..........................................................................15

3.17     Reinsurance Contracts; Retrocession Agreements................................................15

3.18     Loss Reserves; Actuarial Reports..............................................................16

3.19     Taxes.........................................................................................16

3.20     Employees.....................................................................................17

3.21     ERISA.........................................................................................17

3.22     Ordinary Course...............................................................................18

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3.23     Insurance.....................................................................................18

3.24     Statutory Statements..........................................................................18

3.25     Binding Authority.............................................................................18

3.26     Material Contracts............................................................................19

3.27     Affiliate Transactions........................................................................19

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER...........................................19

4.1      Organization; Power and Authority.............................................................19

4.2      No Conflicts..................................................................................20

4.3      Investor Representations......................................................................20

4.4      Additional Information........................................................................22

ARTICLE V  SHAREHOLDER AND REGULATORY APPROVAL AND OTHER CONSENTS......................................22

5.1      Proxy Statement and Other Filings; Board Recommendations......................................22

5.2      Shareholder Meeting...........................................................................23

5.3      Other Authorizations; Consents................................................................24

5.4      Further Assurances............................................................................24

ARTICLE VI  COMPANY COVENANTS..........................................................................25

6.1      Visits and Inspections........................................................................25

6.2      Maintenance of Books and Records; Financial Statements; Report; Etc...........................25

6.3      Use of Proceeds...............................................................................25

6.4      Shares Issuable Upon Mandatory Exchange.......................................................25

6.5      Public Offering...............................................................................25

ARTICLE 6A CONDITION OF THE PURCHASERS.................................................................25

6A.1     Standstill....................................................................................25

ARTICLE VII  CONDITIONS TO CLOSING.....................................................................26

7.1      The Purchasers' Conditions....................................................................26

7.2      Company's Conditions..........................................................................28

ARTICLE VIII  TERMINATION AND ABANDONMENT..............................................................29

8.1      Termination of Agreement and Abandonment of Transactions......................................29

ARTICLE IX  MISCELLANEOUS..............................................................................29

9.1      Notices.......................................................................................29

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                                       ii

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9.2      Payment of Expenses...........................................................................30

9.3      Entire Agreement..............................................................................30

9.4      Survival of Covenants.........................................................................30

9.5      Further Assurances; Post-Closing Cooperation..................................................30

9.6      Waiver........................................................................................30

9.7      Amendment.....................................................................................30

9.8      Third Party Beneficiaries.....................................................................31

9.9      No Assignment; Binding Effect.................................................................31

9.10     Headings......................................................................................31

9.11     Invalid Provisions............................................................................31

9.12     Governing Law.................................................................................31

9.13     Waiver of Jury Trial..........................................................................31

9.14     Jurisdiction..................................................................................32

9.15     Construction..................................................................................32

9.16     Counterparts..................................................................................32

9.17     Publicity.....................................................................................32

9.18     Confidentiality...............................................................................32

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                                      iii


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                  This SHARE PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), dated as of September 29, 2005, is made and entered into, by and among PXRE Group Ltd., a Bermuda company (the "Company"), and each of the Purchasers named on the signature page hereto (the "Purchasers" and each a "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to sell to the Purchasers and the Purchasers desire to purchase from the Company, Series D Perpetual Preferred Shares, par value $1.00 per share, upon the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities , by contract or otherwise.

                  "Agreement" has the meaning ascribed to it in the forepart hereof.

                  "Annual Report" has the meaning ascribed to it in Section 3.9(a).

                  "Assets and Properties" means, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory and goods.

                  "Balance Sheet" has the meaning ascribed to it in Section
3.10.

                  "Bermuda Approval" means the Bermuda Monetary Authority's prior written approval of the issuance and transferability of the Company Securities contemplated hereunder.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Bermuda and the State of New York are authorized or obligated to close.

                  "Closing" means the closing of the transactions contemplated by Section 2.2.

                  "Closing Date" has the meaning ascribed to it in Section
2.2(a).

                  "Closing Date Purchaser" has the meaning ascribed to it in
Section 7.2(a).

                  "Common Shares" has the meaning ascribed to it in Section 3.3(a).

                  "Convertible Common Shares" has the meaning ascribed to it in
Section 3.3(a).

                  "Convertible Preferred Shares" has the meaning ascribed to it in Section 3.3(a).

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company Securities" means, collectively, the Perpetual Preferred Shares and the Common Shares issuable upon the mandatory exchange of the Perpetual Preferred Shares.

                  "Contract" means any agreement (including licenses with non-governmental Persons), lease, evidence of Indebtedness, mortgage, indenture, security agreement or other instrument or contract, whether written or oral.

                  "Description of Stock" means the Description of Stock of the Perpetual Preferred Shares in the form attached as Exhibit B hereto.

                  "Encumbrance" means any security interest, lien, pledge, claim, charge, escrow, encumbrance, option, right of first offer, right of first refusal, preemptive right, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment, understanding or obligation, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to the Company, any trade or business (whether or not incorporated) under common control with the Company and which, together with the Company, are treated as a single employer within the meaning of Sections 414(b) or (c) of the IRC, excluding each Purchaser and each other Person which would not be an ERISA Affiliate if Purchaser did not own any issued and outstanding shares of stock of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                  "Exchange Conditions Precedent" means the affirmative vote of the Company's existing shareholders (a) authorizing an additional 300,000,000 Common Shares; and (b) approving the exchange of the Perpetual Preferred Shares into Common Shares.

                  "Financial Statements" has the meaning ascribed to it in
Section 3.9(b).

                  "GAAP" has the meaning ascribed to it in Section 3.9(b).

                  "Governmental Authorizations" has the meaning ascribed to it in Section 3.14(a).

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official, department, commission board or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Indebtedness" means (a) all indebtedness of the Company, including the principal of, and premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws, whether or not allowable as a claim in such proceeding) on, all indebtedness, whether outstanding currently or hereafter created (i) for borrowed money, (ii) for money borrowed by others and guaranteed, directly or indirectly, by the Company, (iii) for money borrowed by others for which the Company provides security, (iv) constituting purchase money indebtedness the payment of which the Company is directly or contingently liable, (v) under any lease of any real or personal property, which obligations are capitalized on the Company's books in accordance with generally accepted accounting principles or (vi) under any other arrangement under which obligations are recorded as indebtedness on the Company's books in accordance with generally accepted accounting principles and (b) any modifications, refundings, deferrals, renewals or extensions of any such Indebtedness, or securities, notes or other evidences of indebtedness issued in exchange for such Indebtedness; provided that Indebtedness shall not include intercompany indebtedness outstanding or hereafter created between the Company and any of its direct or indirect wholly-owned Subsidiaries or between any two of more such direct or indirect wholly-owned Subsidiaries of the Company.

                  "Intellectual Property" means trademarks and service marks (whether registered or unregistered), trade names and designs, together with all goodwill related to the foregoing; patents (including any continuations, continuations in part, renewals and applications for any of the foregoing); copyrights (including any registrations and applications therefor and whether registered or unregistered); internet domain names; computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Law" or "Laws" means, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

                  "Material Adverse Effect" means a material adverse effect on
(x) the business, operations or financial position of any of the Company and its Subsidiaries, taken as a whole, (y) the ability of the Company to perform in a timely manner any of its obligations under this Agreement or any of the other Operative Documents or any transaction contemplated hereby or thereby or (z) the legality, validity or enforceability of this Agreement and the other Operative Documents; provided, however, that any change, effect, event condition or development, occurrence or state of facts resulting from or arising in connection with the following shall not constitute a Material Adverse Effect for purposes of this Agreement, the other Operative Documents and the transactions contemplated hereby and thereby:

                  (i) the public announcement of this Agreement and the transactions herein contemplated;

                  (ii)     changes in Law, GAAP or SAP; or

                  (iii) changes in the value of the Company's fixed income investment portfolio (for purposes of clarification, investments in hedge funds and similar investments are excluded from such investment portfolio) resulting from changes in prevailing interest rates.

                  Notwithstanding the foregoing, losses arising solely from a single loss occurrence occurring after the date hereof but prior to the Closing (after giving effect to any applicable reinsurance recoverable due to the Company, any reinstatement premiums due to or payable by the Company and any adjustments in profit and ceding commissions, in each case relating to such losses) shall be excluded from the determination of whether a Material Adverse Effect has occurred solely to the extent that such losses do not collectively exceed $30 million in the aggregate on a net after-tax basis.

                  "Material Contracts" means (i) all of the Company's and its Subsidiaries' Contracts which involve aggregate payments over the term of each such Contract by or to the Company or its Subsidiaries of more than $5 million or which extend for a term of more than a year from the date hereof, (ii) all of the Company's and its Subsidiaries' material loan agreements, bank lines or credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, letters of credit or other debt instruments, (iii) all employment contracts entered into by the Company or any of its Subsidiaries, (iv) any guarantees of more than $5 million (individually) by the Company or any of its Subsidiaries, (v) all non-competition and other similar agreements (including without limitation those limiting the Company or any Affiliate thereof from directly or indirectly engaging in any line of business, offering any products or services or otherwise competing with any Person) and (vi) all other material contracts not made in the ordinary course of business; provided that Material Contracts shall not include reinsurance agreements or retrocessional agreements entered into in the ordinary course of business of the Company and its Reinsurance Subsidiaries.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which Company, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Operative Documents" means this Agreement, the Registration Rights Agreement, all other agreements to be executed and delivered pursuant to this Agreement between one or more Purchasers, on the one hand, and the Company, on the other hand, the Description of Stock and all other documents, certificates or instruments as may be contemplated hereby or thereby, as modified or amended from time to time.

                  "Perpetual Preferred Shares" means the Series D Perpetual Preferred Shares, in each case having the rights, restrictions, privileges and preferences specified in the Description of Stock.

                  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Private Placement Memorandum" has the meaning ascribed to it in Section 3.10.

                  "Proxy Statement" means the proxy statement to be delivered to the shareholders of the Company in connection with the special meeting of the Company's shareholders to consider the proposals to (i) authorize an additional 300,000,000 Common Shares and (ii) approve the exchange of the Perpetual Preferred Shares into Common Shares contained in the Description of Stock.

                  "Public Offering" means the offer for sale to the public in an underwritten offering of Common Shares pursuant to an effective registration statement filed under the Securities Act.

                  "Purchase Price" has the meaning ascribed to it in Section
2.1.

                  "Purchasers" has the meaning ascribed to it in the forepart of this Agreement.

                  "Quarterly Report" has the meaning ascribed to it in Section 3.9(a).

                  "Reinsurance Agreements" has the meaning ascribed to it in
Section 3.17(a).

                  "Reinsurance Subsidiary" means each of PXRE Reinsurance Ltd., a company organized under the laws of Bermuda and a direct wholly-owned subsidiary of the Company, and PXRE Reinsurance Company, an insurance company organized under the laws of Connecticut and an indirect wholly-owned Subsidiary of the Company.

                  "SAP" means, with respect to a reinsurance or insurance company, the accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and adopted or promulgated by the insurance regulatory authority in the state in which such reinsurance or insurance company is domiciled and employed in a consistent manner throughout the periods involved; provided that, with respect to reinsurance or insurance companies not domiciled in the United States, SAP shall mean the accounting procedures and practices adopted or promulgated from time to time by the insurance regulatory authority in the jurisdiction in which such reinsurance or insurance company is domiciled.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SEC Document" means each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 2004.

                  "Securities Act" means the Securities Act of 1933, as amended, of the United States of America and the rules and regulations of the SEC thereunder.

                  "Series D Perpetual Preferred Shares" means the Series D Exchangeable Non-Voting Preferred Shares, par value $1.00 per share, issued pursuant to this Agreement and having the rights, restrictions, privileges and preferences specified in the Description of Stock.

                  "Shareholder Approval" means the Company's shareholders' approval of the following matters, in each case as described in the Proxy
Statement: (i) the authorization of an additional 300,000,000 Common Shares and
(ii) the approval of the exchange of the Perpetual Preferred Shares into Common Shares.

                  "Shareholders' Meeting" means the special meeting of the Company's shareholders to be held by the Company in accordance with Section 5.2 hereof.

                  "Statutory Statements" means those statements of PXRE Reinsurance Company prepared pursuant to, and in accordance with, the requirements of applicable state insurance laws.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

                  "Taxes" has the meaning ascribed to it in Section 3.19(a).

                  "Tax Returns" has the meaning ascribed to it in Section
3.19(a).

                  "Transfer" means, directly or indirectly, any sale, transfer, assignment, hypothecation, pledge or other disposition of any Company Securities or any interests therein.

                                   ARTICLE II

                SALE AND PURCHASE OF COMPANY SECURITIES; CLOSING

                  2.1 Sale and Purchase of Company Securities. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Purchasers and the Company contained herein or made pursuant hereto, the Company agrees to sell to each of the Purchasers, and each Purchaser severally agrees to purchase from the Company on the Closing Date, the number of Perpetual Preferred Shares set forth opposite such Purchaser's name on Exhibit A hereto. The aggregate principal purchase price to be paid to the Company by each such Purchaser for such Perpetual Preferred Shares is specified opposite each respective Purchaser's name on Exhibit A (such amount, the "Purchase Price").

                  2.2 The Closing.

                  (a) Subject to the terms and conditions hereof, the closing (the "Closing") of the purchase and sale of the Perpetual Preferred Shares will take place at the offices of Conyers Dill & Pearman, Clarendon House, Church Street, Hamilton, Bermuda, or at such other place as the Company and Purchasers shall mutually agree, at 10:00 A.M., Bermuda time, on the fifth Business Day following the execution of this Agreement (the date and time of the Closing are herein referred to as the "Closing Date").

                  (b) Subject to the terms and conditions hereof, on the Closing Date (i) the Company will deliver to the Purchasers the Perpetual Preferred Shares by delivering to each Purchaser a certificate, registered in the name of such Purchaser (or its designee, if any such designee is specified on Exhibit A) and reflecting the number of Perpetual Preferred Shares purchased by such Purchaser and (ii) each Purchaser will deliver to the Company, by wire transfer to an account designated by the Company, an amount equal to the Purchase Price for such Perpetual Preferred Shares in federal or other immediately available funds. At the Closing, there shall be delivered to the placement agents' counsel in New York, Simpson Thacher & Bartlett LLP, the certificates and other agreements, documents and instruments to be delivered under Article VII hereof.

                  (c) The holders of the Perpetual Preferred Shares will be entitled to the benefits of a registration rights agreement, to be dated October 5, 2005 (the "Registration Rights Agreement"), among the Company and the Purchasers, substantially in the form of Exhibit C hereto. Pursuant to the Registration Rights Agreement, as promptly as practicable following the special Shareholders' meeting but in no event later than April 1, 2006, the Company shall register with the SEC the resale of the Perpetual Preferred Shares, if the Exchange Conditions Precedent are not satisfied, or (as applicable) the Common Shares if the Exchange Conditions Precedent are satisfied.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Purchasers as follows:

                  3.1 Organization and Qualification. The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction where the nature of its business or the ownership of property make such qualification necessary, except where the failure to be so qualified, individually or in the aggregate with all such failures, would not and could not reasonably be expected to have a Material Adverse Effect.

                  3.2 Authority.

                  (a) The Company has full power and authority to execute and deliver this Agreement and the other Operative Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (subject to the Shareholder Approval and the Bermuda Approval). The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been, and the other Operative Documents will be, duly and validly authorized by all necessary action by its Board of Directors, and no other corporate action (other than the Shareholder Approval solely with respect to the matters described in the definition of such term) is necessary to authorize the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement, has been, and on the Closing Date, the other Operative Documents will be, duly and validly executed and delivered by the Company. This Agreement, constitutes, and on the Closing Date the other Operative Documents will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  (b) The Special Capital Committee of the Board of Directors by resolutions duly adopted at a meeting, duly called and held, has unanimously (i) determined that this Agreement, the issuance and sale of the Company Securities and the other transactions contemplated hereby are advisable and in the best interests of the Company and its shareholders and (ii) has approved this Agreement, the issuance and sale of the Company Securities and the other transactions contemplated hereby.

                  3.3 Capitalization.

                  (a) The authorized capital stock of the Company consists of:
(i) 50,000,000 common shares, par value $1.00 per share (the "Common Shares"), which include 20,000,000 convertible common shares (the "Convertible Common Shares"), of which 22,357,955 Common Shares and 7,037,166 Convertible Common Shares were issued and outstanding on September 26, 2005; and (ii) 10,000,000 preferred shares, par value $1.00 per share, of which 15,000 shares are designated as Series A Preferred Shares (of which 10,000 shares are sub-designated as A1 Preferred Shares and 5,000 shares are sub-designated as A2 Preferred Shares), 10,000 shares are designated as Series B Preferred Shares (of which 6,666 2/3 shares are sub-designated as B1 Preferred Shares and 3,333 1/3 shares are sub-designated as B2 Preferred Shares) and 5,000 shares are designated as Series C Preferred Shares (of which 3,333 2/3 shares are sub-designated as C1 Preferred Shares and 1,666 1/3 shares are sub-designated as C2 Preferred Shares) (of which 3,168.533 shares of A2 Preferred Shares, 1,588.492 shares of B2 Preferred Shares and 1,056.176 shares of C2 Preferred Shares were issued and outstanding on September 26, 2005) (collectively, the "Convertible Preferred Shares"). When issued, all Company Securities will be duly authorized, validly issued, fully paid and non-assessable. As of the Closing, the Perpetual Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and Common Shares shall constitute the only equity securities of the Company outstanding other than as disclosed in Schedule 3.3. All Common Shares issuable upon the mandatory exchange of the Perpetual Preferred Shares will, when issued, be duly authorized, validly issued, fully paid and non-assessable. None of the Company Securities are subject to preemptive or similar rights.

                  (b) Except as set forth on Schedule 3.3, and as contemplated by this Agreement and the other Operative Documents, no Common Shares are reserved for issuance other than Common Shares reserved in accordance with
Section 6.4 hereof.

                  (c) Except as set forth on Schedule 3.3, there are no outstanding options, warrants, subscriptions, rights, convertible or exchangeable securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer Common Shares or other capital stock or equity securities of the Company.

                  (d) Except as set forth on Schedule 3.3, and except as provided in the Investment Agreement, dated April 4, 2002, by and among the Company and certain purchasers signatories thereto, there are no outstanding registration rights with respect to any Common Shares or other capital stock or equity securities of the Company.

                  (e) Except as set forth on Schedule 3.3, and except as provided by the terms of the Company Securities, there are no anti-dilution protections or other adjustment provisions in existence with respect to any Common Shares or other capital stock or equity securities of the Company.

                  (f) Except as set forth on Schedule 3.3 or the Bye-laws of the Company, there are no voting trusts, shareholder agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the issuance, sale, redemption, registration, voting or transfer or other disposition of Common Shares or other capital stock or equity securities of the Company

                  3.4 Subsidiaries; Joint Ventures.

                  (a) The Company's only Subsidiaries are those set forth on
Schedule 3.4 hereto. The capital stock of such Subsidiaries is owned, beneficially and of record and free and clear of all Encumbrances, by the Company or a Subsidiary thereof as set forth on Schedule 3.4 hereto.

                  (b) All outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which any Subsidiary may become obligated to issue, sell or transfer any shares of its capital stock or other securities.

                  (c) Except as set forth on Schedule 3.4, neither the Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

                  3.5 No Conflicts. Except as set forth on Schedule 3.5 hereto, the execution and delivery by the Company of this Agreement and the other Operative Documents, the performance by the Company of its obligations under this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company's organizational documents, (ii) conflict with, or constitute a default under, any Contract to which the Company or any Subsidiary is a party, (iii) result in any violation of any Law or order, judgment or decree of any court or Governmental or Regulatory Authority having jurisdiction over the Company or any of its assets or properties or (iv) result in, or require, the creation or imposition of any Encumbrance upon any of the assets or properties of the Company, which, in the case of clause (ii), (iii) or (iv) above, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

                  3.6 Brokers. Other than Goldman, Sachs & Co. and Banc of America Securities LLC, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the other Operative Documents on the basis of any act or statement made or alleged to have been made by the Company or any of its Affiliates, directors, officers or other representatives.

                  3.7 Exemption from Registration. Assuming the accuracy on the date hereof and on the Closing Date of the representations and warranties of each Purchaser set forth in Section 4.3 below, (i) the issuance and the sale of the Perpetual Preferred Shares to the Purchasers hereunder is, and (ii) the mandatory exchange of the Perpetual Preferred Shares into the Common Shares immediately upon the satisfaction of the Exchange Conditions Precedent will be, exempt from the registration requirements of the Securities Act. Neither the Company nor any Person authorized to act on the Company's behalf has taken any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering or issuance of the Company Securities under the Securities
Act) which could be reasonably expected to subject the offering, issuance or sale of the Company Securities to the registration requirements of Section 5 of the Securities Act.

                  3.8 Litigation. Except as set forth in Schedule 3.8, there are no actions, suits, proceedings or investigations pending, or to the knowledge of the Company or any of its Subsidiaries, threatened, against or affecting the Company or any Subsidiary, other than those that, individually or in the aggregate, would not and could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance in all material respects with (i) all orders or judgments issued by any Governmental or Regulatory Authority with respect to the Company or any Subsidiary thereof and
(ii) all consent decrees and other agreements with any Governmental or Regulatory Authority to which the Company or any Subsidiary thereof is a party or by which any of their respective assets are bound.

                  3.9 SEC Filings and Financial Statements.

                  (a) The Company has filed all forms, reports and documents required to be filed by it pursuant to Section 13 or Section 15(d) of the Exchange Act within the last 12 months on a timely basis or has received and complied with a valid extension of time for filing. The Company has made available to the Purchasers the Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004 (the "Annual Report") and the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005 and June 30, 2005 (the Quarterly Report for the fiscal quarter ended June 30, 2005 hereinafter referred to as the "Quarterly Report"). Except as set forth on Schedule 3.9, all Company filings with the SEC from and after December 31, 2004 complied as to form and substance in all material respects with the rules and regulations of the Commission under the Exchange Act on the respective date of filing and as of such date (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), and such filings did not, and the Private Placement Memorandum does not, contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Except as set forth on Schedule 3.9, each of the consolidated financial statements (including, in each case, any related notes thereto) (collectively, the "Financial Statements") contained in the Annual Report and the Quarterly Report (i) was prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the Commission on Form 10-Q under the Exchange Act) and (ii) fairly presents in all material respects the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements in the Quarterly Report were or are subject to normal and recurring year-end adjustments, none of which are reasonably expected to be material in nature.

                  3.10 Events Subsequent to the Date of the Last Financial Statement. Except as otherwise disclosed in the SEC Documents, the Statutory Statements, the Financial Statements or Schedule 3.10, since June 30, 2005, except as contemplated by this Agreement, reflected on Schedule 3.10 or on the balance sheet contained in the Quarterly Report (the "Balance Sheet") the Company has not (i) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset necessary for the operation of its business substantially as now conducted, (ii) suffered any loss of property (other than in the ordinary course of business of the Company and its Subsidiaries), or waived any right of substantial value to the Company or a Subsidiary of the Company or (iii) entered into any commitment, obligation, understanding or other arrangement, contingent or otherwise, to effect, directly or indirectly, any of the foregoing. Except as otherwise disclosed in the SEC Documents, the Statutory Statements, the Financial Statements or Schedule 3.10, or in the Private Placement Memorandum (the "Private Placement Memorandum"), dated the date hereof, relating to the Perpetual Preferred Shares, since June 30, 2005, no events have occurred which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

                  3.11 Absence of Undisclosed Liabilities. Except as reflected in the Annual Report or the Quarterly Report, reserved against in the financial statements contained therein or in the notes thereto or otherwise disclosed in the SEC Documents, the Statutory Statements, the Financial Statements or
Schedule 3.11, there are no Liabilities of, relating to or affecting the Company or any Subsidiary of the Company or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2004.

                  3.12 Title to Assets, Properties and Rights. The Company (or a Subsidiary of the Company) has good and marketable title (or a valid leasehold interest) to all of the Assets and Properties (whether real, personal or mixed) necessary for the conduct of the business of Company and its Subsidiaries substantially as now conducted, free and clear of all Encumbrances, except for
(i) liens for current taxes, assessments and other governmental charges not yet due and payable or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded for which reserves have been established as required by GAAP or SAP; (ii) easements, covenants, conditions and restrictions (whether or not of record) as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of the Company's business; (iii) any zoning or other governmentally established restrictions or encumbrances; (iv) workers or unemployment compensation liens arising in the ordinary course of business; (v) carriers', landlords', mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts which are not delinquent, which remain payable without penalty or which are being contested in good faith and by appropriate proceedings, (vi) purchase money liens on any office equipment hereafter acquired or the assumption of any lien on such office equipment; or (vii) Encumbrances disclosed on Schedule 3.12 or any minor imperfection of title or Encumbrances which, individually or in the aggregate with other Encumbrances, do not and could not reasonably be expected to materially impair the use or value of the Assets and Properties of the Company and its Subsidiaries. Such Assets and Properties are in such operating condition and repair as is suitable for the uses for which they are used in the Company's business, are not subject to any condition which materially interferes with the use thereof by the Company or a Subsidiary of Company, as the case may be, and constitute all assets, properties, interests in properties and rights necessary to permit the Company and its Subsidiaries to carry on their business after the Closing substantially as conducted by the Company and its Subsidiaries prior thereto.

                  3.13 Patents, Trademarks, Copyrights and Licenses. The Company (or a Subsidiary) owns or has the right pursuant to a license to use all the Intellectual Property necessary for the conduct of the business of the Company and its Subsidiaries as now conducted. To the best knowledge of the Company, neither the Company nor any Subsidiary has interfered with, infringed upon or misappropriated any Intellectual Property rights of any Person, and except as set forth on Schedule 3.13, neither the Company nor any Subsidiary has received from any Person in the past two years any notice, charge, complaint, claim or assertion thereof, and no such claim is impliedly threatened by an offer to license from another Person under a claim of use.

                  3.14 Governmental Consents.

                  (a) The Company and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses (including without limitation insurance licenses), authorizations, permits, certificates, inspections and franchises (collectively, "Governmental Authorizations") necessary to continue to conduct the business of the Company and its Subsidiaries as now conducted and to own or lease and operate the Assets and Properties necessary for the conduct by the Company and its Subsidiaries of their business as now conducted, all of which are valid and in full force and effect, except for such failures that, individually or in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each of the Reinsurance Subsidiaries is duly licensed, authorized, approved or accredited (as required by the respective jurisdiction) to conduct a reinsurance business in the jurisdictions listed on Schedule 3.14, and is not transacting any insurance or reinsurance business in any jurisdiction in which it is not so licensed, authorized, approved, accredited (as the case may be) or otherwise permitted to transact such business.

                  (c) Except as set forth in Schedule 3.14:

                      (i) neither the Company nor any of its Subsidiaries has received any notice, oral or written, (A) that it is required to obtain, or that it is engaging in any activity that would require it to obtain, any Governmental Authorization that it does not now possess or (B) that it is engaging in any activity that would cause modification, limitation, non-renewal, revocation or suspension of any Governmental Authorization and no action, inquiry, investigation or proceeding looking to or contemplating any of the actions specified in clauses (A) and (B) above is pending or, to the knowledge of the Company, threatened;

                      (ii) all reports, statements, documents, registrations, filings and submissions to state insurance regulatory authorities submitted or made by the Company or its Subsidiaries complied in all material respects with applicable Law in effect when filed, and in each instance were filed in all material respects on a timely basis;

                      (iii) no material deficiencies have been asserted by any such regulatory authority with respect to any such reports, statements, documents, registrations, filings or submissions that have not been satisfied in all material respects; and

                      (iv) the Company has made available for inspection by the Purchasers all filings made by the Reinsurance Subsidiaries with any Governmental or Regulatory Authority since December 31, 2003, including, without limitation, each Statutory Statement, and any reports of examination, market conduct studies or other reports relating to any Reinsurance Subsidiary issued by any Governmental or Regulatory Authority since December 31, 2003.

                  3.15 No Consent or Approval Required. No consent, approval, waiver, permit, order or authorization of, or declaration to or filing with, any Person or Governmental or Regulatory Authority, and no consent under any permit or any Contract is required by the Company or any of its Subsidiaries for the valid authorization, execution and delivery by the Company of this Agreement, the other Operative Documents or its consummation of the transactions contemplated hereby and thereby, other than (i) those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be prior to the Closing Date, (ii) required filings with the SEC and the New York Stock Exchange, (iii) the obtaining of the Bermuda Approval, (iv) the Shareholder Approval and (v) the consents described on Schedule 3.15.

                  3.16 Compliance with Laws. The Company and each of its Subsidiaries has duly complied in all material respects with, and their Assets and Properties, business operations and leaseholds used in connection with the business of the Company and its Subsidiaries are in material compliance with, the provisions of all Laws applicable to the Company and each of its Subsidiaries, Assets and Properties and the conduct of their business, and there have been no citations, notices or orders of noncompliance issued to the Company or any of its Subsidiaries under or with respect to any such Law.

                  3.17 Reinsurance Contracts; Retrocession Agreements.

                  (a) Each retrocession and reinsurance agreement pursuant to which a Reinsurance Subsidiary has ceded, transferred, reinsured or assumed any obligations or liabilities under any reinsurance or insurance agreement with respect to which such Reinsurance Subsidiary has booked any liability or recoverable or under which such Reinsurance Subsidiary has any contingent liabilities or rights (collectively, the "Reinsurance Agreements") is in full force and effect. Each such Reinsurance Agreement is a valid and binding agreement of the applicable Reinsurance Subsidiary, enforceable against such Reinsurance Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)). To the knowledge of the Company, each Reinsurance Agreement is a valid and binding obligation of each other party thereto, enforceable against such party in accordance with the terms of such Reinsurance Agreement (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)).

                  (b) Except as noted on Schedule 3.17, no Reinsurance Subsidiary, nor, to the knowledge of the Company, any other party to a Reinsurance Agreement pursuant to which such Reinsurance Subsidiary has ceded, transferred or reinsured any obligations or liabilities ("Retrocessional Agreements") is in default in any material respect as to any provision thereof, and no such Retrocession Agreement contains any provision providing that the other party thereto may commute or, in the case of any Retrocession Agreement whose term has not previously expired, terminate such Retrocession Agreement by reason of the transactions contemplated by this Agreement or the other Operative Documents. Except as set forth in Schedule 3.17, (i) to the knowledge of the Company, none of the other parties to any such Retrocession Agreement is insolvent or the subject of a rehabilitation, (ii) to the knowledge of the Company, the financial condition of any such other party to a Retrocession Agreement is not impaired to the extent that a default thereunder is reasonably anticipated and (iii) no notice of intended cancellation or termination has been received by the Company or any of its Subsidiaries from any of such other parties.

                  3.18 Loss Reserves; Actuarial Reports. The reserves for payment of benefits, losses, claims and expenses under all reinsurance and retrocession agreements to which any Reinsurance Subsidiary is a party reflected in, or included with, the financial statements set forth in the Statutory Statements and Financial Statements (i) were computed in accordance with Standards of Practice issued by the Actuarial Standards Board (including the Casualty Actuarial Society's Statement of Principles Regarding Property and Casualty Loss and Loss Adjustment Expense Reserves), (ii) are based on actuarial assumptions that are consistent with the relevant contract provisions and (iii) are in compliance with the requirements of applicable Law. The admitted assets of each Reinsurance Subsidiary as determined under applicable Laws are in an amount at least equal to the minimum amounts required by applicable Laws.

                  3.19 Taxes.

                  (a) The Company and each Subsidiary of the Company has filed all material federal, state, local, foreign and other tax returns, statements, forms and reports, and any other returns (including information returns), statements, forms and reports ("Tax Returns") with all Governmental or Regulatory Authorities required to be filed by it. The Company and each Subsidiary has paid or caused to be paid, or duly reserved for in the Financial Statements, all taxes, fees, assessments and other governmental charges or levies (including interest and penalties) ("Taxes") that are material owed by the Company and each Subsidiary of the Company. The Company and each Subsidiary of the Company has withheld and paid all material Taxes required to have been withheld and paid, including Taxes in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Neither the Company nor any Subsidiary of the Company has any material liabilities for Taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with GAAP or SAP, as the case may be. There are no applicable Taxes, fees or other governmental charges payable by the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement or the other Operative Documents or in connection with any of the transactions contemplated hereby or thereby (including without limitation the issuance of the Company Securities as contemplated herein and therein).

                  (b) Except as set forth in Schedule 3.19, all material deficiencies asserted or assessments made by any Governmental or Regulatory Authority with respect to Taxes of the Company or any Subsidiary of the Company have been paid or are being contested in good faith. Except as disclosed in
Schedule 3.19, (i) there are no action, suits, investigations, audits or claims in progress by any Governmental or Regulatory Authority relating to Taxes of the Company or any Subsidiary of the Company, (ii) no issue has been raised by written inquiry of a Governmental or Regulatory Authority in any current or prior examination which, by application of the same principles, would reasonably be expected to result in a material proposed deficiency for any subsequent taxable period, (iii) no claim has been made by a Governmental or Regulatory Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns to the effect that the Company or such Subsidiary, as applicable, is or may be subject to taxation by that jurisdiction, and (iv) there are no outstanding waivers or comparable consents regarding the application of any statute of limitations in respect of Taxes of the Company or any Subsidiary of the Company.

                  (c) None of the Company or any Subsidiary of the Company or any of their respective directors or officers has received any written or, to the knowledge of the Company, oral notice from any taxing authority that it intends to conduct an audit or investigation of the Company or any Subsidiary of the Company. The Company is not subject to any ruling of any taxing authority (other than the assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act, 1966 of Bermuda as described in Amendment No. 1 to the Company's Registration Statement on Form S-3 filed with the SEC in September of 2005).

                  (d) There are no material liens for Taxes of the Company or any Subsidiary of the Company upon the assets of the Company or any Subsidiary of the Company, except for liens arising as a matter of Law relating to current Taxes not yet due.

                  3.20 Employees. The Company has complied in all respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company.

                  3.21 ERISA.

                  (a) Schedule 3.21 lists each defined benefit plan, within the meaning of Section 3(35) of ERISA (whether or not subject to Title IV thereof), maintained by the Company or any ERISA Affiliate within the last six years (or with respect to which any of them could reasonably be expected to have any liability), and copies of the most recent actuarial valuation report, if any, with respect to any such plan has been made available to Purchaser. None of the Company, any ERISA Affiliate or any organization to which any of them is a successor or parent corporation (within the meaning of Section 4069(6) of ERISA) has engaged in any transaction which is subject to Section 4069 of ERISA.

                  (b) Neither the Company nor any ERISA Affiliate has any obligation to contribute to any Multiemployer Plan subject to Title IV of ERISA, and there are no circumstances pursuant to which the Company or any ERISA Affiliate could be assessed with withdrawal liability by any such Multiemployer Plan under Section 4201 of ERISA.

                  (c) Schedule 3.21 lists each employee benefit plan maintained by the Company or any Subsidiary and each such plan that is intended to be qualified under Section 401 of the IRC has received a favorable determination as to its qualified status from the Internal Revenue Service, and to the knowledge of the Company, nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification.

                  (d) Each employee benefit plan maintained by the Company or any ERISA Affiliate has been maintained in accordance with its terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable Laws.

                  (e) Neither the Company nor any ERISA Affiliate has incurred any liability under Section 4062, 4063 or 4064 of ERISA.

                  3.22 Ordinary Course. Except as set forth on Schedule 3.22, since June 30, 2005, the Company and each of its Subsidiaries has conducted its operations only in the ordinary course of business consistent with past practice.

                  3.23 Insurance. A complete and correct list and copies of all policies of insurance of any kind or nature covering the Company and its Subsidiaries, including, without limitation, policies of life, fire, theft, employee fidelity and other casualty and liability insurance, has been provided to the Purchasers, and such policies are in full force and effect. Such policies are in amounts customary for the industry in which Company or such Subsidiary operates.

                  3.24 Statutory Statements.

                  (a) The Company has previously furnished to the Purchasers true and complete copies of the following statutory statements, in each case together with all exhibits, schedules and notes thereto and any affirmations and certifications filed therewith (collectively, the "Statutory Statements"): (i) the annual statement of each Reinsurance Subsidiary as at December 31 in each of the years ended 2002, 2003 and 2004 (the "Annual Statements"); and (ii) the quarterly statement of PXRE Reinsurance Company for the quarterly period ended June 30, 2005 (the "Quarterly Statements").

                  (b) Except as set forth on Schedule 3.24, the Statutory Statements (i) present fairly the statutory financial condition of each Reinsurance Subsidiary for the periods therein specified, (ii) were prepared in conformity with SAP, except as expressly set forth within the subject financial statements and (iii) were correct in all material respects when filed, and there were no material omissions therefrom. The Statutory Statements were compiled from and are in accordance with the books and records of the Reinsurance Subsidiaries.

                  3.25 Binding Authority. No reinsurance intermediary, agent, manager or broker has the legal power or authority to bind any Reinsurance Subsidiary with respect to any reinsurance or insurance contract.

                  3.26 Material Contracts. Schedule 3.26 sets forth a list of all Material Contracts of the Company and its Reinsurance Subsidiaries. Each such Material Contract of the Company or any Reinsurance Subsidiary is a valid and binding agreement of Company or its Subsidiaries (as the case may be) enforceable against the Company or such Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)), and neither the Company nor any of its Subsidiaries has any knowledge that any Material Contract is not a valid and binding agreement against the other parties thereto. The Company and each of its Subsidiaries has fulfilled all material obligations required pursuant to the Material Contract to have been performed by the Company or such Subsidiary on its part.

                  3.27 Affiliate Transactions. Except as set forth in the Company's proxy statement for the year 2004 as filed with the SEC (the "2004 Proxy Statement") or the SEC Documents, since January 1, 2005, there have been no transactions between the Company or any of its Subsidiaries and any director, executive officer, shareholder or Affiliate of the Company or any of its Subsidiaries or loans, guarantees or pledges to, by or for the Company or any of its Subsidiaries from, to, by or for any of such persons, other than consulting agreements involving aggregate consideration of less than $10,000. Other than as set forth in the 2004 Proxy Statement or the SEC Documents, none of the executive officers, or directors of the Company or any of its Subsidiaries, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any person or business enterprise which during such period has been a supplier, customer or sales agent of the Company or any of its Subsidiaries or has competed with or been engaged in any business of the kind being conducted by the Company or any of its Subsidiaries.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

                  Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

                  4.1 Organization; Power and Authority. Each Purchaser, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each Purchaser has full power and authority to execute and deliver this Agreement and the other Operative Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (subject to the Bermuda Approval). The execution and delivery by such Purchaser of this Agreement and the performance by such Purchaser of its obligations hereunder and thereunder have been, and the other Operative Documents to which it is a party will be, duly and validly authorized by such Purchaser. This Agreement has been duly and validly executed and delivered by such Purchaser and constitute, and upon the execution and delivery by such Purchaser of the other Operative Documents to which it is a party, such other Operative Documents will constitute, legal, valid and binding obligations of such Purchaser enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  4.2 No Conflicts. The execution, delivery and performance of this Agreement and the other Operative Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not conflict with, or constitute a default under, any Contract to which such Purchaser is a party, or result in a violation of such Purchaser's organizational documents or any order, judgment or decree of any court or Governmental or Regulatory Authority having jurisdiction over such Purchaser or any of its properties and, no consent, authorization or order of, or filing or registration with, any Governmental or Regulatory Authority, except for such filings as may be required by the Exchange Act and except for the Bermuda Approval, is required by such Purchaser for the execution, delivery and performance of this Agreement or any of the other Operative Documents to which it is a party.

                  4.3 Investor Representations. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, Goldman, Sachs & Co. and Banc of America Securities LLC as follows:

                  (a) Such Purchaser is acquiring the Company Securities for its own account as principal, for investment purposes only, and not for or with a view to the resale, distribution or granting of a participation therein, in whole or in part, in violation of the Securities Act or the securities laws of any State applicable to such Purchaser.

                  (b) Such Purchaser acknowledges its understanding that the offering and sale of the Company Securities has not been registered under the Securities Act, on the basis of the exemption in Section 4(2) thereof relating to transactions not involving a Public Offering, or any state securities laws. Such Purchaser understands that the Company's reliance on the Section 4(2) exemption is based on the representations herein made by the Purchasers. Such Purchaser is an "Accredited Investor" as that term is defined in Regulation D under the Securities Act.

                  (c) Such Purchaser acknowledges that it is familiar with the limitations which are imposed by the Securities Act on any Transfer of an interest in the Company Securities. Such Purchaser understands and acknowledges that it may have to bear the economic risk of its investment in the Company Securities for an indefinite period of time unless the Company Securities are subsequently registered under the Securities Act , pursuant to Section 2.2(c) or otherwise, or an exemption therefrom is available. Such Purchaser hereby agrees that the Company Securities will not be transferred prior to the earlier of (x) April 1, 2006 and (y) the date of the Shareholders' Meeting, and thereafter will not be transferred other than (i) pursuant to a registration under the Securities Act or pursuant to an exemption therefrom, (ii) in compliance with any applicable state securities and insurance laws, and (iii) with prior Bermuda Approval.

                  (d) Such Purchaser acknowledges that Goldman, Sachs & Co. and Banc of America Securities LLC have not provided, and will not be providing, such Purchaser with any material regarding the Company Securities or the Company except for the Private Placement Memorandum. In addition, such Purchaser acknowledges that it has carefully reviewed the Private Placement Memorandum. Such Purchaser has been given access to all information regarding the Company and the business, condition and operations of the Company that such Purchaser has requested in order to evaluate its investment in the Company Securities. Such Purchaser has been given the opportunity to ask questions of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Company Securities and other matters pertaining to such Purchaser's investment in the Company Securities. Such Purchaser and its representatives have been solely responsible for Purchaser's investigation of the Company and its management and business, for Purchaser's own analysis of the merits and risks of its investment pursuant to this Agreement, and for its own analysis of the fairness and desirability of the terms of the investment.

                  (e) Such Purchaser acknowledges that Goldman, Sachs & Co. and Banc of America Securities LLC make no representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to such Purchaser by the Company, and nothing contained in any documents provided to such Purchaser is, or shall be relied upon as, a promise or representation by Goldman, Sachs & Co. or Banc of America Securities LLC.

                  (f) Such Purchaser acknowledges that an investment in the Company Securities involves a high degree of risk. In making its decision to purchase the Company Securities, (i) such Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Company Securities, (ii) such Purchaser has not relied and will not rely on any investigation that Goldman, Sachs & Co., Banc of America Securities LLC or any person acting on their behalf may have conducted with respect to the Company Securities or the Company and
(iii) such Purchaser will make its own investment decision regarding the Company Securities based on its own knowledge and investigation of the Company and the Company Securities.

                  (g) Such Purchaser understands that the Company Securities have not been registered under the Securities Act and may not be re-offered, resold, pledged or otherwise transferred except pursuant to Rule 144 under the Securities Act (if available) or pursuant to another applicable exemption under the Securities Act, and that, in each case, such offer, sale, pledge or transfer must be made in accordance with any applicable securities laws of any state of the United States.

                  (h) Such Purchaser understands that Goldman, Sachs & Co. and Banc of America Securities LLC do not make any representation as to the availability of Rule 144 or any other exemption under the Securities Act for the re-offer, resale, pledge or transfer of the Company Securities.

                  (i) Such Purchaser understands that, unless and until registered for sale under the Securities Act, the Company Securities will bear the following legend:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT (i) PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS AS TO WHICH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY AND (ii) WITH THE PRIOR WRITTEN APPROVAL OF THE BERMUDA MONETARY AUTHORITY."

                  (j) Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the other Operative Documents on the basis of any act or statement made or alleged to have been made by such Purchaser or any of its Affiliates, directors, officers or other representatives.

                  4.4 Additional Information. No information provided in writing by such Purchaser in connection with the preparation of the Proxy Statement shall, at the time such information is provided, at the time of the mailing of the Proxy Statement, on the date of the Shareholders' Meeting and on the Closing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided however that the Purchasers shall have the right to correct any untrue statements or omissions so long as such correction is received by the Company within a reasonable period of time prior to the mailing of the Proxy Statement.

                                   ARTICLE V

             SHAREHOLDER AND REGULATORY APPROVAL AND OTHER CONSENTS

                  5.1 Proxy Statement and Other Filings; Board Recommendations.

                  (a) Within ten (10) Business Days of the Closing Date, the Company shall prepare and file with the SEC a preliminary Proxy Statement and any necessary supplements and amendments thereto. Each of the parties hereto shall use all commercially reasonable efforts to finalize the Proxy Statement as promptly as practicable after the date hereof. Each of the Purchasers shall cooperate with the Company in the preparation of the Proxy Statement and in the preparation of any amendments or supplements thereto (including, if required by Law or regulation of the SEC, the providing to the Company of information concerning its business and financial statements and affairs). In addition, the parties shall cooperate in the preparation of the Proxy Statement and any amendments and supplements thereto. As promptly as practicable after it has been determined by the Company that the Proxy Statement is final, the Proxy Statement shall be mailed to the shareholders of Company. Each of the parties hereto shall cause the Proxy Statement to comply in all material respects as to form and substance with respect to such party with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the New York Stock Exchange and (iv) Bermuda law. As promptly as practicable after the date of this Agreement, each of Company and Purchasers will prepare and file any other filings required to be filed by such party by it under the Exchange Act, the Securities Act or any other federal, foreign or blue sky or related Laws relating to the issuance of the Company Securities and the transactions contemplated by this Agreement and the other Operative Documents. The Company shall notify the Purchasers promptly upon the receipt of any comments from the SEC or its staff or any other government officials relating to the Proxy Statement or of any request by the SEC or its staff or any other government officials for amendments or supplements to preliminary Proxy Statement or for additional information and, except as may be prohibited by Law applicable to such party, each party will supply the other with copies of all related correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand. Each of the Company and the Purchasers will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this
Section 5.1(a) to comply in all material respects with all applicable requirements of Law.

                  (b) The Proxy Statement shall include a proposal that the shareholders of the Company approve (i) the authorization of an additional 300,000,000 Common Shares, and (ii) the exchange of the Perpetual Preferred Shares into Common Shares.

                  (c) Each of the Purchasers, on the one hand, and the Company, on the other hand, shall promptly inform the other of any event which is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing and the Company shall amend or supplement the Proxy Statement to the extent required by Law to do so.

                  5.2 Shareholder Meeting.

                  (a) The Company shall take all action necessary, in accordance with its Memorandum of Association, Bye-Laws and applicable Law, to call and convene the Shareholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the matters included in the Proxy Statement. The Company may adjourn or postpone the Shareholders' Meeting if, and only if, the requisite number of Common Shares necessary to conduct business at the Shareholders' Meeting are not represented, either in person or by proxy. Without limiting the generality of the foregoing, the Company agrees that, subject to its rights to terminate this Agreement pursuant to Section 9.1, its obligations pursuant to the first sentence of this Section 5.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of an offer to merge, amalgamate, consolidate, or acquire substantially all of the assets of, the Company. The Company shall use all commercially reasonable efforts to (i) hold the Shareholder's Meeting as soon as practicable after the date hereof, (ii) solicit from its shareholders proxies in favor of the proposals included in the Proxy Statement and (iii) obtain a favorable vote at the Shareholder's Meeting on the proposals included in the Proxy Statement.

                  (b) The Board of Directors shall recommend that the Company's shareholders vote in favor of adopting and approve the proposals described in clauses (i) and (ii) Section 5.1(b) and the Proxy Statement shall include a statement to such effect. The Board of Directors shall not withdraw or modify, in a manner adverse to the Purchasers, the approval or recommendation by such Board of Directors of this transaction contemplated hereby.

                  5.3 Other Authorizations; Consents.

                  (a) Each party hereto shall take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and shall use all reasonable efforts to obtain, as promptly as practicable, (i) all authorizations, consents, orders and approvals of all Governmental or Regulatory Authorities that may be or become necessary for such party's execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Operative Documents and (ii) all approvals and consents (including, without limitation, those approvals, consents and authorizations specified in Schedule 3.15) required under all Contracts to which the Company or any of its Subsidiaries is a party (including, without limitation, all Contracts involving indebtedness of the Company) to consummate the transactions contemplated hereby. Each party will cooperate fully (including, without limitation, by providing all information the other party reasonably requests) with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Notwithstanding the foregoing, none of the Purchasers nor any of their respective Affiliates shall have any obligation to dispose of, hold separate or otherwise restrict its enjoyment of any of its Assets and Properties.

                  (b) Each party hereto shall promptly inform the other party of any communication from any Governmental or Regulatory Authority regarding any of the transactions contemplated by this Agreement. If any party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental or Regulatory Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

                  5.4 Further Assurances. The Company will, whenever and as often as reasonably requested to do so by the Purchasers do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance to the Purchasers the Company Securities and the consummation of the other transactions contemplated hereby.

                                   ARTICLE VI

                                COMPANY COVENANTS

                  6.1 Visits and Inspections. The Company shall permit authorized representatives of each Purchaser, from time to time but only during normal business hours, to visit and inspect the Assets and Properties of the Company, inspect, audit and make extracts from the books and records of the Company and its Subsidiaries, and discuss with the officers, employees and independent accountants of the Company and its Subsidiaries, its business, assets, liabilities, financial condition, business prospects and results of operations.

                  6.2 Maintenance of Books and Records; Financial Statements; Report; Etc. The Company shall keep, and cause its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles reflecting all of its Subsidiaries' financial transactions. The Company shall furnish to each Purchaser promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which the Company has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which the Company files with the SEC or any Governmental or Regulatory Authority which may be substituted therefor, or any national securities exchange.

                  6.3 Use of Proceeds. The Company shall use the net proceeds from the sale of the Perpetual Preferred Shares to expand its reinsurance business in the lines of business currently conducted.

                  6.4 Shares Issuable Upon Mandatory Exchange. On and after the Closing Date, the Company shall reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the mandatory exchange of the Perpetual Preferred Shares upon the satisfaction of the Exchange Conditions Precedent, the full number of Common Shares as shall be sufficient to effect the mandatory exchange of the Perpetual Preferred Shares from time to time outstanding.

                  6.5 Public Offering. The Company will use its reasonable best efforts to cause the Public Offering to be completed as promptly as practicable after the date of this Agreement.

                                   ARTICLE VIA

                           COVENANT OF THE PURCHASERS

                  6A.1 Standstill. Each of the Purchasers agrees, for itself and each of its respective Affiliates, that during the period from the Closing Date to the earlier of (i) the day immediately following the date of the Special Shareholders' Meeting and (ii) April 1, 2006, the holders of the Perpetual Preferred Shares shall refrain from (a) selling, pledging or otherwise transferring, or entering into any agreement to sell, pledge or otherwise transfer, any Perpetual Preferred Shares, (b) directly or indirectly selling Perpetual Preferred Shares or Common Shares short, (c) directly or indirectly engaging in hedging and similar transactions involving Perpetual Preferred Shares or Common Shares or securities convertible into Common Shares, (d) directly or indirectly initiating or participating in any proxy contest that seeks control of the Company (provided that this shall not prohibit any holder from exercising any voting rights it may have) and (e) directly or indirectly making any offer to purchase the Company or any of its assets.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

                  7.1 The Purchasers' Conditions. The obligations of each Purchaser hereunder are subject to the following (all or any of which may be waived in whole or in part by such Purchaser in its sole discretion):

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall have been true, correct and complete in all respects), and any representations and warranties made as of a specified date earlier than the Closing Date shall have been true, correct and complete in all material respects on and as of such earlier date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall have been true, correct and complete in all respects).

                  (b) Material Adverse Effect. Except as disclosed herein, in the SEC Documents, the Statutory Statements or the Financial Statements, on the date hereof there shall have been no event, occurrence, development or state of circumstances that individually, or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

                  (c) Closing of the Pubic Offering. There shall have occurred or, concurrent with the Closing hereunder, be occurring, a closing of the sale of the Company's Common Shares offered pursuant to an underwritten public offering commenced within several days' following the date of this Agreement and valued in the aggregate at not less than $75,000,000.

                  (d) Performance. The Company shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before the Closing.

                  (e) Officers' Certificates. The Purchasers shall have received
(i) a certificate, dated the Closing Date and executed by the Chief Executive Officer of the Company certifying as to the matters covered by Sections 7.1(a) and 7.1(d) hereof and (ii) a certificate, dated the Closing Date and executed by the Secretary of the Company, each in form and substance as is customary for transactions such as those contemplated by this Agreement.

                  (f) Delivery of Documents and Perpetual Preferred Shares. Each Purchaser shall have received duly executed copies of the Operative Documents and the Perpetual Preferred Shares purchased by such Purchaser hereunder.

                  (g) No Actions or Proceedings. No action, proceeding, investigation, regulation or legislation (including, without limitation, any temporary restraining order, preliminary or permanent injunction or other order) shall have been instituted or issued by, or threatened or proposed before any, Governmental or Regulatory Authority to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby or the other Operative Documents, including, without limitation, the issuance of the Perpetual Preferred Shares.

                  (h) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to, any Governmental or Regulatory Authority (including, without limitation, the Bermuda Approval and the other consents, authorizations and approvals set forth in Section 3.15 and Schedule 3.15) necessary to permit the Purchasers and the Company to perform their respective obligations under this Agreement and the other Operative Documents to which they are a party, and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to Purchasers and shall be in full force and effect.

                  (i) No Change in Law. As of the Closing Date, there shall not have been any change in any Law applicable to any Purchaser that would prevent the performance of this Agreement or the consummation by such Purchaser of any material aspect of the transactions contemplated hereby.

                  (j) Ratings. The Reinsurance Subsidiaries shall have a rating of "A-" or higher from A.M. Best & Company and a rating of "A-" or higher from Standard & Poor's and neither rating agency shall have publicly announced, orally or in writing, a pending downgrade of the rating assigned to any Reinsurance Subsidiary to a rating below "A-". For the avoidance of doubt, the placing of such ratings on ratings watch, with or without negative implications, shall not constitute a public announcement of a pending downgrade.

                  (k) Third Party Consents. All approvals, consents and waivers necessary, or reasonably requested by the Purchasers (other than with respect to any Governmental or Regulatory Authority and the Shareholder Approval), including, without limitation, those listed on Schedule 8.1(l) to permit the Purchasers and the Company to perform their respective obligations under this Agreement and the other Operative Documents to which they are a party, and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to Purchasers and shall be in full force and effect.

                  (l) Opinions of Counsel. The Purchasers shall have received opinions from Conyers Dill & Pearman, special Bermuda counsel for the Company, and Sidley Austin Brown & Wood LLP, special U.S. counsel for the Company, as to
(i) the good standing of the Company, (ii) the due authorization of the Company to enter into this Agreement, (iii) the validity of the Perpetual Preferred Shares and (iv) the sale of the Perpetual Preferred Shares by the Company to the Purchasers being exempt from registration under the Securities Act.

                  (m) Minimum Number of Perpetual Preferred Shares Being Sold. The Company shall be selling at least 375,000 shares of the Perpetual Preferred Shares pursuant to this Agreement at the Closing.

                  7.2 Company's Conditions. The obligations of the Company hereunder are subject to the following (all or any of which may be waived in whole or in part by the Company in its sole discretion):

                  (a) Payment. The Company shall have received full payment of the Purchase Price from each Purchaser in consideration for the sale of the Perpetual Preferred Shares being sold to such purchaser pursuant to this Agreement at the Closing (each such Purchaser, a "Closing Date Purchaser")

                  (b) Delivery of Documents. The Company shall have received duly executed copies of the Operative Documents from each Closing Date Purchaser.

                  (c) Representations and Warranties. The representations and warranties of each Closing Date Purchaser set forth in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true, correct and complete in all respects), and any representations and warranties made as of a specified date earlier than the Closing Date shall have been true, correct and complete in all material respects on and as of such earlier date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall have been true, correct and complete in all respects).

                  (d) Performance. Each Closing Date Purchaser shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such Closing Date Purchaser at or before the Closing.

                  (e) Officers' Certificates. The Company shall have received from each Closing Date Purchaser (i) a certificate, dated the Closing Date and executed by an officer of such Closing Date Purchaser certifying as to the matters covered by Sections 7.2(a) and 7.2(c) hereof, and (ii) a certificate, dated the Closing Date and executed by the secretary or assistant secretary of such Closing Date Purchaser each in form and substance as is customary for transactions as those contemplated by this Agreement.

                  (f) No Actions or Proceedings. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, Governmental or Regulatory Authority or legislative body to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby or by the Perpetual Preferred Shares.

                  (g) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to, any Governmental or Regulatory Authority (including, without limitation, the Bermuda Approval and the other consents, authorizations and approvals set forth in Section 3.15 and Schedule 3.15) necessary to permit the Closing Date Purchasers and the Company to perform their respective obligations under this Agreement and the Operative Agreements to which they are a party, and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, and shall be in full force and effect. The Company shall have obtained copies of all Consents referred to in Schedule 3.15, which shall be in form and substance acceptable to the Closing Date Purchasers and their counsel.

                  (h) No Change in Law. As of the Closing Date, there shall not have been any change in any Law applicable to any Closing Date Purchaser that would prevent the performance of this Agreement or the consummation by such Closing Date Purchaser of any material aspect of the transactions contemplated hereby.

                  (i) Minimum Number of Perpetual Preferred Shares Being Sold. If any of the conditions set forth in Section 7.1 shall have not been satisfied in accordance with its terms, one or more of the Purchasers of not fewer than an aggregate of 187,500 shares of the Perpetual Preferred Shares shall have waived each such condition in accordance with Section 9.6 and shall have agreed to purchase such Perpetual Preferred Shares at the Closing.


                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

                  8.1 Termination of Agreement and Abandonment of Transactions. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated at any time before the Closing if, and only if, there shall have occurred and be continuing a Material Adverse Effect; provided however, this Agreement shall also terminate and be of no further force and effect in the event that the Closing hereunder shall not have occurred by October 30, 2005. Under such circumstances, the Purchasers shall give written notice of termination to the Company.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by nationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  (a) If to the Company, to:

                              PXRE House
                              110 Pitts Bay Road
                              Pembroke HM 08
                              Bermuda
                              Facsimile No.: (441) 296-6162
                              Attn:  Jeffrey L. Radke

                              with a copy to:

                              Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                              New York, NY  10019
                              Facsimile No.:  (212) 839-5599
                              Attn:  Jack I. Kantrowitz

                  (b) If to a Purchaser, as specified on Exhibit A:

All such notices, requests and other communications will (i) if delivered personally against written receipt to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by nationally recognized overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  9.2 Payment of Expenses. The Company and the Purchasers will each be responsible for the payment of their own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of their respective obligations pursuant to this Agreement.

                  9.3 Entire Agreement. This Agreement and the other Operative Documents supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

                  9.4 Survival of Covenants. The covenants and agreements of the Company and Purchasers contained in this Agreement will survive the Closing.

                  9.5 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the Company shall at its own cost and expense execute and deliver to Purchasers such other documents and instruments, provide such materials and information and take such other actions as Purchasers may reasonably request to consummate the transactions contemplated by this Agreement and the other Operative Documents and otherwise to cause the Company to fulfill their obligations under this Agreement and the other Operative Documents.

                  9.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  9.7 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  9.8 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

                  9.9 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by the Company without the prior written consent of Purchasers, or by any Purchaser without the prior written consent of the Company and any attempt to do so will be void; provided that this Agreement shall in no event prohibit or restrict in any manner the transferability of the Company Securities; and provided, further, that any Purchaser may assign its rights under this Agreement and the other Operative Documents (i) to any Affiliate of such Purchaser subject to the prior consent of the Company, which consent may be withheld by the Company only if such assignment would result or is reasonably likely to result in material negative tax consequences to the Company or any of its shareholders (it being understood that no such assignment shall relieve assignor of its obligation hereunder) and (ii) to another Purchaser or any Affiliate of another Purchaser subject to the prior consent of the Company, which consent may be withheld by the Company only if such assignment would result or is reasonably likely to result in material negative tax consequences to the Company or any of its shareholders (it being understood that such assignment will relieve assignor of its obligations hereunder). Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  9.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  9.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  9.13 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS OR ANY DOCUMENTS RELATED HERETO.

                  9.14 Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York located in New York County and the United States Federal District Court of the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided however, that such consent to jurisdiction is solely for the purpose referred to in this Section 9.14 and shall not be deemed to be a general submission to the jurisdiction of said Courts other than for such purpose.

                  9.15 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

                  9.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  9.17 Publicity. At all times at or before the Closing, the parties hereto shall each consult with the other parties hereto before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the other Operative Documents and the transactions contemplated hereby and thereby and shall use good faith efforts to agree on the text of a joint public report, statement, or release or shall use good faith efforts to obtain the other parties' approval of the text of any public report, statement, release to be made solely on behalf of a party.

                  9.18 Confidentiality.

                  (a) Any information delivered pursuant to the terms of this Agreement or received in connection with the negotiation or preparation of this Agreement or the other Operative Documents (including, without limitation, in connection with the performance by the Purchasers of their due diligence) which is known or should be known to the receiving party to be confidential shall be kept confidential by the parties and shall not be divulged to third parties, other than to the respective parties' affiliates, members, beneficial interest holders and managers, accountants, attorneys and advisors (collectively, "Representatives"); provided that each party shall be responsible for the confidentiality of information given to its respective Representatives; and provided further, that any party may disclose any information pursuant to any legal requirement or any court, regulatory or governmental order, request or requirement. Each party shall give the other parties notice of any required legal or court, regulatory or governmental disclosure so that such other parties may have an opportunity to seek to prevent or limit disclosure.

                  (b) The provisions of Section 9.18(a) shall not apply to information that is (i) received by a party (or an Affiliate of such party) that is or becomes generally available to the public other than as a result of a breach by such party or any of its Affiliates of the provisions of Section 9.18(a), (ii) hereafter lawfully acquired by a party (or an Affiliate of such party) on a non-confidential basis from a source that, to such party's knowledge at the time, is not providing such information in violation of a confidentiality or similar agreement with any Person or (iii) known to such party prior to receipt thereof from the other party or its Affiliates.

                           [signature page to follow]

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                                     PXRE Group Ltd.

                                                     By: /s/ Robert P. Myron
                                                         --------------------
                                                         Name: Robert P. Myron
                                                         Title: SVP & Treasurer

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                    ANCHORAGE CAPITAL MASTER OFFSHORE, LTD.

                                         By: Anchorage Advisors, L.L.C.,
                                         its advisor

                                             By: Anchorage Advisors Management,
                                                 L.L.C., its Managing Member

                                    By:  /s/ Anthony Davis
                                        ---------------------------
                                         Name: Anthony Davis
                                         Title: Managing Member

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                     Cannell Capital LLC

                                     By: /s/ J. Carlo Cannell
                                        ------------------------------
                                          Name: J. Carlo Cannell
                                          Title: Managing Member

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                      CapZ PXRE Holdings, LLC

                                      By: Capital Z Financial Services Private
                                          Fund II, L.P., its Managing Member

                                      By: Capital Z Partners, Ltd,
                                          its ultimate general partner

                                      By:  /s/ Craig Fisher
                                          --------------------------------------
                                               Name: Craig Fisher
                                               Title: General Counsel

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       CapZ PXRE Holdings Private, LLC

                                       By:  Capital Z Financial Services Private
                                            Fund II, L.P., its Managing Member

                                       By:  Capital Z Partners, Ltd,
                                            its ultimate general partner

                                       By:  /s/ Craig Fisher
                                           ------------------------------------
                                             Name: Craig Fisher
                                             Title: General Counsel

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       D.E. Shaw Investment Group, L.L.C.
                                       By: D.E. Shaw & Co., L.P., as managing
                                       member


                                       By:  /s/ Max Stone
                                           --------------------------
                                            Name: Max Stone
                                            Title: Managing Director

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       D.E. Shaw Valence Portfolios, L.L.C.
                                       By: D.E. Shaw & Co., L.P., as managing
                                       member


                                       By: /s/ Max Stone
                                           -------------------------
                                            Name: Max Stone
                                            Title: Managing Director

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       Endicott Management Company


                                       By:/s/ Robert I. Usdan
                                          --------------------------------------
                                            Name: Robert I. Usdan
                                            Title: Co-President
                                       Endicott Partners, L.P.

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       Endicott Management Company


                                       By:/s/ Robert I. Usdan
                                          --------------------------------------
                                            Name: Robert I. Usdan
                                            Title: Co-President
                                       Endicott Partners II, L.P.

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       Endicott Management Company


                                       By:/s/ Robert I. Usdan
                                          --------------------------------------
                                            Name: Robert I. Usdan
                                            Title: Co-President
                                       Endicott Offshore Investors, Ltd.

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       Endicott Management Company


                                       By:/s/ Robert I. Usdan
                                          --------------------------------------
                                            Name: Robert I. Usdan
                                            Title: Co-President
                                       Engineers Joint Pension Plan & Trust

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       Endicott Management Company


                                       By:/s/ Robert I. Usdan
                                          --------------------------------------
                                            Name: Robert I. Usdar
                                            Title: Co-President
                                       International Bancshares Corporation
                                       Employees Profit Sharing Plan & Trust

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       Endicott Portfolio Management, LLC


                                       By:/s/ Robert I. Usdar
                                          --------------------------------------
                                            Name: Robert I. Usdar
                                            Title: Co-President
                                       EHL Endicott Limited.

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       Eton Park Capital Management, L.P.


                                       By: /s/ Eric Mindich
                                           ------------------------------
                                            Name: Eric Mindich
                                            Title:

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       OZ Master Fund, Ltd.


                                       By:/s/ Joel Frank
                                          --------------------------------------
                                            Name:
                                            Title:

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       Perry Partners, L.P.


                                       By:  /s/Michael Neus
                                            ------------------------------
                                            Name: Perry Capital, L.L.C. as
                                                  investment advisor, by:
                                            Name: Michael C. Neus
                                            Title: General Counsel

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       Perry Partners International, Inc.


                                       By:  /s/Michael Neus
                                            ---------------------------
                                            Name: Perry Capital, L.L.C. as
                                                  investment advisor, by:
                                            Name: Michael C. Neus
                                            Title: General Counsel

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                   RESERVOIR MASTER FUND, L.P.
                                   by RMF GP, L.L.C., its general partner
                                   by Reservoir PCA Fund, L.P., its sole member by Reservoir Capital Group, L.L.C., its general partner

                                   By:  /s/ Craig Huff
                                       ----------------------------------
                                        Craig Huff
                                        President

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       Royal Capital Management, LLC


                                       By:  /s/ Yale Fergang
                                           -------------------------------------
                                            Name: Yale Fergang
                                            Title: Managing Member

                                       on behalf of
                                       Royal Capital Value Fund, LP
                                       Royal Capital Value Fund (QP), LP
                                       Royal Cap Value Fund, Ltd.
                                       and Seneca Capital, LP

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       SAB Capital Partners, L.P.

                                       By: SAB Capital Advisors, L.L.C.,
                                           General Partner


                                       By:  /s/ Brian Jackelow
                                           -----------------------------------
                                            Name: Brian Jackelow
                                            Title: Chief Fianancial Officer


                                       SAB Overseas Master Fund, L.P.

                                       By: SAB Capital Advisors, L.L.C.,
                                       General Partner


                                       By:  /s/ Brian Jackelow
                                           ------------------------------------
                                            Name: Brian Jackelow
                                            Title: Chief Fianancial Officer

         IN WITNESS WHEREOF, this Share Purchase Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

                                       Scopia Partners LLC
                                       by Scopia Management, Inc.,
                                       Investment Manager

                                       By:/s/ Matthew Sirovich
                                          --------------------------------------
                                            Name: Matthew Sirovich
                                            Title: Executive Vice President

                                       Scopia Partners QP LLC
                                       by Scopia Management, Inc.,
                                       Investment Manager

                                       By:/s/ Matthew Sirovich
                                          --------------------------------------
                                            Name: Matthew Sirovich
                                            Title: Executive Vice President

                                       Scopia PX LLC
                                       by Scopia Management, Inc.,
                                       Investment Manager

                                       By:/s/ Matthew Sirovich
                                          --------------------------------------
                                            Name: Matthew Sirovich
                                            Title: Executive Vice President

                                       Scopia Long LLC
                                       By Scopia Management, Inc.,
                                       Investment Manager

                                       By:/s/ Matthew Sirovich
                                          --------------------------------------
                                            Name: Matthew Sirovich
                                            Title: Executive Vice President

                                       Scopia International Limited
                                       by Scopia Management, Inc.,
                                       Investment Manager

                                       By:/s/ Matthew Sirovich
                                          --------------------------------------
                                            Name: Matthew Sirovich
                                            Title: Executive Vice President

                                       Scopia PX International Limited
                                       by Scopia Management, Inc.,
                                       Investment Manager

                                       By:/s/ Matthew Sirovich
                                          --------------------------------------
                                            Name: Matthew Sirovich
                                            Title: Executive Vice President

                                       The Coast Fund L.P. by Scopia Management,
                                       Inc., Investment Manager

                                       By:/s/ Matthew Sirovich
                                          --------------------------------------
                                            Name: Matthew Sirovich
                                            Title: Executive Vice President

                                                                       EXHIBIT B

              Description of Designations of Preferences and Rights
                        of the Perpetual Preferred Shares

                                                                       EXHIBIT B





                              DESCRIPTION OF STOCK:


================================================================================










                 SERIES D PERPETUAL NON-VOTING PREFERRED SHARES

                           ($1.00 PAR VALUE PER SHARE)


                                       of

                                 PXRE GROUP LTD.










================================================================================

                                TABLE OF CONTENTS

                                                                            Page

1.  General....................................................................1

    (a)  Designation and Number................................................1

    (b)  Priority..............................................................1

2.  Certain Definitions........................................................1

3.  Voting Rights..............................................................6

    (a)  General Voting Rights.................................................6

    (b)  Consent of Series D Perpetual Preferred Shares Required
         For Variation of Rights and Restrictions..............................6

4.  Dividend Rights............................................................8

    (a)  General...............................................................8

    (b)  PIK Dividends.........................................................8

    (c)  Dividend Preference...................................................8

5.  Liquidation Rights.........................................................9

    (a)  Priority..............................................................9

    (b)  Notice of Liquidation................................................10

6.  Exchange..................................................................10

    (a)  General..............................................................10

    (b)  Surrender and Exchange...............................................11

    (c)  Effective Date.......................................................11

    (d)  Share Certificates...................................................11

                              DESCRIPTION OF STOCK

      The relative rights, preferences and restrictions granted to or imposed upon the Series D Perpetual Non-Voting Preferred Shares, par value $1.00 per share, created by PXRE Group Ltd. and upon the holders thereof are set forth below.

      1. General.

         (a) Designation and Number. The designation of Preferred Shares created by this resolution shall be the "Series D Perpetual Non-Voting Preferred Shares, $1.00 par value per share," of the Company (hereinafter referred to as the "Series D Perpetual Preferred Shares"), and the number of Series D Perpetual Preferred Shares which the Company shall be authorized to issue shall be 375,000 shares.

         (b) Priority. The Series D Perpetual Preferred Shares shall rank senior to the Common Shares and all other capital shares of the Company (now or hereafter authorized or issued) other than the Senior Stock, in each case as to dividends and as to the surplus assets of the Company available for distribution upon liquidation, dissolution and winding-up as provided herein.

      2. Certain Definitions.

         (a) For purposes of this Description of Stock, the following terms shall have the meanings indicated (such definitions to be equally applicable to both singular and plural forms of the terms defined):

             "Adjusted Net Income (Loss)" means, as of any Adjustment Date, the Net Income (or Net Loss) for the quarter ending on the Adjustment Date adjusted downwards by the sum of any Capital Distributions on the Common Shares and Perpetual Capital Distributions declared during the quarter ending on the Adjustment Date.

             "Adjustment Date" means, commencing with December 31, 2005, the last day of each calendar quarter.

             "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

             "Assets" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory and goods.

             "Board of Directors" means the Board of Directors of the Company.

             "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York or Bermuda are authorized or obligated by law or executive order to close.

             "Class B Convertible Common Shares" means the Class B Convertible Voting Common Shares, $1.00 par value per share, of the Company.

             "Class C Convertible Common Shares" means the Class C Convertible Voting Common Shares, $1.00 par value per share, of the Company.

             "Closing" has the meaning ascribed to such term in the Purchase Agreement.

             "Closing Date" has the meaning ascribed to such term in the Purchase Agreement.

             "Common Shares" means the Common Shares of the Company, par value $1.00, and shall also include any common shares of the Company hereafter issued and outstanding and any shares of the Company of any other class hereafter issued and outstanding that is not preferred as to dividends or distribution of assets in liquidation over any other class of shares of the Company and which has ordinary voting power for the election of directors of the Company.

             "Company" means PXRE Group Ltd.

             "Company Securities" has the meaning ascribed to such term in the Purchase Agreement.

             "Date of Issuance" means the day upon which the Series D Perpetual Preferred Shares are issued by the Company and sold to the Purchasers pursuant to the Purchase Agreement.

             "Description of Stock" means this Description of Stock, as amended, modified or supplemented from time to time.

             "Dividend Allocation Ratio" means, as of any Adjustment Date (or as of the Date of Issuance, if applicable), the quotient of: (i) the Aggregate Liquidation Preference on such Adjustment Date (or the Date of Issuance, if applicable); divided by (ii) the difference of (a) Shareholders' Equity on such Adjustment Date (or the Date of Issuance, if applicable) minus (b) the Aggregate Liquidation Preference of such Adjustment Date.

             "Earnings Allocation Ratio" means, as of any Adjustment Date, the quotient of: (x) the Aggregate Liquidation Preference on the immediately preceding Adjustment Date; divided by (y) Shareholders' Equity on the immediately preceding Adjustment Date.

             "Exchange Conditions Precedent" means (i) the affirmative vote of the Company's existing shareholders (a) authorizing an additional 300,000,000 Common Shares; and (b) approving the exchange of the Series D Perpetual Preferred Shares into Common Shares.

             "Exchange Ratio" means, at any time of determination, the fraction of which the numerator is 1,000 and the denominator is 11; provided, however, such denominator shall be subject to adjustment for any stock split, issuance of stock dividends and other similar events in respect of the Common Shares (or in respect of the Class B Convertible Common Shares or Class C Convertible Common Shares to the extent applicable in applying the terms of the proviso set forth in the first sentence of
         Section 6(a) hereof) effected after September 29, 2005.

             "GAAP" means United States generally accepted accounting principles, consistently applied.

             "Indebtedness" means (a) all indebtedness of the Company and its subsidiaries, including the principal of, and premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws, whether or not allowable as a claim in such proceeding) on, all indebtedness, whether outstanding currently or hereafter created (i) for borrowed money, (ii) for money borrowed by one or more other Persons and guaranteed, directly or indirectly, by the Company or any subsidiary thereof, (iii) for money borrowed by one or more other Persons for which the Company or any subsidiary thereof provides security, (iv) constituting purchase money indebtedness the payment of which the Company or any subsidiary thereof is directly or contingently liable, (v) under any lease of any real or personal property, which obligations are capitalized on the consolidated books of the Company and its subsidiaries in accordance with GAAP or (vi) under any other arrangement under which obligations are recorded as indebtedness on the consolidated books of the Company and its subsidiaries in accordance with GAAP and (b) any and all modifications, refundings, deferrals, renewals or extensions of any such indebtedness, or securities, notes or other evidences of indebtedness issued in exchange for such indebtedness. Without limiting the generality of the foregoing, the term "Indebtedness" shall include the Trust Preferred and any comparable securities of the Company or any subsidiary thereof at any time outstanding; provided that Indebtedness shall not include intercompany indebtedness outstanding or hereafter created between the Company and any of its direct or indirect wholly-owned Subsidiaries (as defined in the Purchase Agreement, but limited in this paragraph to direct and indirect wholly owned subsidiaries) or between any two or more such direct or indirect wholly owned Subsidiaries of the Company.

             "Market Price" with respect to Common Shares, on any date, shall be deemed to be the reported closing price on the last trading day ending on the trading day before such date of determination. The reported closing price for each day shall be the reported closing price on the principal United States securities exchange or automated quotation system on which the Common Shares are then listed or admitted to trading. If the Common Shares are not then listed or admitted to trading on any national securities exchange or automated quotation system or if the closing price cannot be so determined, the Market Price shall be determined (x) by the written agreement of the Company and the respective holder and (y) in the event that no such agreement is reached within twenty (20) days after the date of the event giving rise to the need to determine the Market Price, (A) by an independent appraiser of nationally recognized standing selected by the respective holder and the Company or (B) if the respective holder and the Company cannot agree on an appraiser within twenty (20) days after the date of the event giving rise to the need to determine the Market Price, each shall select an independent appraiser of nationally recognized standing and the two appraisers shall designate a third independent appraiser of nationally recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be borne by the Company. The Company shall cooperate, and shall provide all necessary information and assistance, to permit any determination under the preceding clauses (x) and (y).

             "Net Income (Net Loss)" means the net income (loss) reported on the consolidated statements of income and comprehensive income of the Company (after Capital Distributions on the Senior Stock but before any Perpetual Capital Distributions or any PIK Dividends), prepared in accordance with GAAP, filed periodically with the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

             "Person" or "person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, limited liability company, government, governmental body, agency, political subdivision or other entity.

             "PIK Dividend Value" means an amount equal to the product of: (x) the number of Series D Perpetual Preferred Shares issued during the immediately preceding calendar quarter; and (y) the Series D Perpetual Preferred Liquidation Preference as of the immediately preceding Adjustment Date.

             "Public Offering" means the offer for sale to the public in an underwritten offering of Common Shares pursuant to an effective registration statement filed under the Securities Act.

             "Public Offering Price" means the price per share at which Common Shares were offered to the public and will be sold in the underwritten Public Offering that is expected to be completed not later than October 21, 2005.

             "Purchase Agreement" means the Share Purchase Agreement dated as of September 29, 2005 by and among the Company and the Purchasers, as the same may be amended from time to time.

             "Purchase Price" means an amount equal to the lower of (i) $1,000 per share and (ii) the product of the Exchange Ratio multiplied by the Public Offering Price.

             "Purchasers" has the meaning ascribed to such term in the Purchase Agreement.

             "Quarterly Allocation" means, as of any Adjustment Date, an amount equal to the product of: (x) the Adjusted Net Income (Loss) during the preceding calendar quarter; and (y) the Earnings Allocation Ratio.

             "Senior Stock" means only the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

             "Series A Preferred Shares" means the Series A Convertible Voting Preferred Shares, par value $1.00 per share, of the Company, including shares allocated as sub-series A1 Preferred Shares and A2 Preferred Shares.

             "Series B Preferred Shares" means the Series B Convertible Voting Preferred Shares, par value $1.00 per share, of the Company, including shares allocated as sub-series B1 Preferred Shares and B2 Preferred Shares.

             "Series C Preferred Shares" means the Series C Convertible Voting Preferred Shares, par value $1.00 per share, of the Company, including shares allocated as sub-series C1 Preferred Shares and C2 Preferred Shares.

             "Shareholders' Equity" means total shareholders' equity reported on the consolidated balance sheets of the Company, prepared in accordance with GAAP, and filed periodically with the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

             "Trust Preferred" shall mean, collectively, (A) (i) the Junior Subordinated Deferrable Interest Debentures due 2027 of PXRE Corporation, (ii) the 8.85% Capital Trust Pass-through Securities of PXRE Capital Trust I, (iii) the PXRE Corporation Guarantee with respect to such Capital Trust Pass-through Securities; (B) (i) the Junior Subordinated Deferrable Interest Debentures due May 15, 2033 of PXRE Corporation, (ii) the 7.35% Fixed/Floating Capital Trust Pass-through Securities of PXRE Capital Statutory Trust II, (iii) the PXRE Corporation Guarantee with respect to such Capital Statutory Trust Pass-through Securities; (C) (i) the Junior Subordinated Deferrable Interest Debentures due May 23, 2033 of PXRE Corporation, (ii) the 9.75% Capital Trust Pass-through Securities of PXRE Capital Trust III,
         (iii) the PXRE Corporation Guarantee with respect to such Capital Trust Pass-through Securities; (D) (i) the Junior Subordinated Deferrable Interest Debentures due October 29, 2033 of PXRE Corporation, (ii) the 7.70% Fixed/Floating Capital Trust Pass-through Securities of PXRE Capital Statutory Trust IV, (iii) the PXRE Corporation Guarantee with respect to such Capital Trust Pass-through Securities; and (E) (i) the Junior Subordinated Deferrable Interest Debentures due September 30, 2033 of PXRE Corporation, (ii) the 7.58% Fixed/Floating Capital Trust Pass-through Securities of PXRE Capital Statutory Trust V, and (iii) the PXRE Corporation Guarantee with respect to such Capital Trust Pass-through Securities.

         (b) The following terms, when used in this Description of Stock, shall have the meanings provided for such terms in the sections set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

                             Term                                     Section(s)
                             ----                                     ----------
          Aggregate Liquidation Preference                              5(a)(i)
          Capital Distributions                                          4(a)
          Companies Act                                                  4(a)
          Junior Stock                                                   4(c)
          Maximum Lawful Rate                                            4(c)
          Perpetual Capital Distributions                                4(a)
          Series D Perpetual Preferred Liquidation Preference           5(a)(i)
          Series D Perpetual Preferred Shares                           1(a)(i)

             (c) The words "hereof", "herein" and "hereunder" and other words of similar import refer to this Description of Stock as a whole and not to any particular Section or other subdivision.

             (d) All dollar amounts referenced herein shall be denominated in United States dollars.

      3. Voting Rights.

         (a) General Voting Rights. Except as set forth in Section 3(b) below, the Series D Perpetual Preferred Shares shall have no right to vote on any matter submitted to shareholders at an Annual or Special General Meeting of the Company's shareholders.

         (b) Consent of Series D Perpetual Preferred Shares Required For Variation of Rights and Restrictions. So long as any Series D Perpetual Preferred Shares remain issued and outstanding, unless the vote or consent of the holders of a greater number of shares shall then be required by law overriding the provisions herein, the affirmative vote or consent of the holders of greater than 50% of all of the Series D Perpetual Preferred Shares at the time issued and outstanding, voting as a class, given in person or by proxy either in writing (as may be permitted by law and the Bye-Laws) or at any special or annual meeting, shall be necessary to permit, effect or validate the taking of any of the following actions by the Company:

                (i) in any manner authorize, create, designate, issue or sell any class or series of capital shares or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital shares or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends or distribution of assets, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company, is pari passu with or is senior to the Series D Perpetual Preferred Shares (including without limitation, any shares of Series D Perpetual Preferred Shares (whether or not junior as to dividends or liquidation preference) having earlier mandatory redemption dates than the mandatory exchange date of the Series D Perpetual Preferred Shares) or which in any manner adversely affects the holders of the Series D Perpetual Preferred Shares, or amend the terms of any existing class or series of capital shares if the effect of such amendment would be to rank such class or series senior to or pari passu with the Series D Perpetual Preferred Shares as to dividends or distribution of assets, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company;

                (ii) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series D Perpetual Preferred Shares;

                (iii) reclassify the shares of any class or series of capital shares into shares of any class or series of capital shares (A) ranking, either as to payment of dividends, distributions of Assets or redemptions, including, without limitation, distributions to be made upon a liquidation, dissolution or winding-up of the Company, senior to or pari passu with the Series D Perpetual Preferred Shares (including without limitation, any shares of Series D Perpetual Preferred Shares (whether or not junior as to dividends or liquidation preference) having earlier mandatory redemption dates than the mandatory exchange date of the Series D Perpetual Preferred Shares) or (B) which in any manner adversely affects the rights of the holders of the Series D Perpetual Preferred Shares or any powers, rights, privileges or preference appertaining to the Common Shares, which such holders would have after mandatory exchange of the Series D Perpetual Preferred Shares into Common Shares;

                (iv) take any action to cause any amendment, alteration or repeal of any of the provisions of the Memorandum of Association or Bye-Laws, if such amendment, alteration or repeal would have an adverse effect on the rights, preferences or privileges of the holders of the Series D Perpetual Preferred Shares or any powers, rights, privileges or preference appertaining to Common Shares which such holders would have after mandatory exchange of the Series D Perpetual Preferred Shares into Common Shares (including, without limitation, by granting voting rights to holders of bonds, debentures or other obligations);

                (v) any increase or decrease to the authorized number of Series
             D Perpetual Preferred Shares or issue additional Series D Perpetual Preferred Shares, except as required by the terms of this Description of Stock;

                (vi) any amalgamation, merger or sale of the Company unless the aggregate purchase price paid to the Series D Perpetual Preferred Shareholders equals the greater of (A) the Aggregate Liquidation Preference and (B) the product of (x) the aggregate purchase price paid to the Common Shareholders and (y) the Dividend Allocation Ratio;

                (vii) the sale or transfer of 25% or more of the Company's
             Assets (other than the payment of reinsurance claims in the ordinary course of business);

                (viii) in any acquisition by the Company involving aggregate consideration in excess of $100,000,000;

                (ix) the voluntary delisting of the Common Shares or the Series
             D Perpetual Preferred Shares from the New York Stock Exchange or other nationally recognized securities exchange, as applicable;

                (x) effect or attempt to effect a voluntary liquidation,
             dissolution or winding up of the Company; or

                (xi) an expansion by the Company into lines of business other than continuing lines of business in which the Company is currently involved.

      4. Dividend Rights.

         (a) General. For so long as the Series D Perpetual Preferred Shares remain outstanding, the Company may not make, declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment (collectively, "Capital Distributions"), with respect to the Common Shares of the Company, unless, subject to the Bermuda Companies Act of 1981 ("Companies Act"), the Company simultaneously declares and pays a cash dividend or distribution (the "Perpetual Capital Distributions") on the Series D Perpetual Preferred Shares in an amount equal to such Capital Distribution multiplied by the Dividend Allocation Ratio as of the Adjustment Date immediately preceding the date of such Capital Distribution (or if an Adjustment Date shall have not occurred prior to the date of such Capital Distribution, then as of the Date of Issuance).

         (b) PIK Dividends. If the Exchange Conditions Precedent are not met by April 1, 2006, then, retroactively commencing on the Date of Issuance, additional dividends on the Series D Perpetual Preferred Shares shall begin to accrue at a rate of 15% per annum, increasing to a rate of 17% per annum on April 1, 2007 and further increasing to a rate of 19% per annum on April 1, 2008, which rate shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months. Such additional dividends shall be paid on a quarterly basis on each Adjustment Date in additional Series D Perpetual Preferred Shares having a liquidation preference per share equal to the Series D Perpetual Preferred Liquidation Preference as of the immediately preceding Adjustment Date ("PIK Dividends"); provided, however, that with respect to any retroactive payment of PIK Dividends made pursuant to this Section 4(b), such retroactive payment shall be made on June 30, 2006.

         (c) Dividend Preference. Any such dividend that is to be paid in PIK Dividends shall be payable by delivery to such holders, at their respective addresses as they appear in the stock register, of certificates representing the appropriate number of duly authorized, validly issued, fully paid and nonassessable shares of Series D Perpetual Preferred Shares to holders of Series D Perpetual Preferred Shares. Any such dividend that is to be paid in Perpetual Capital Distributions shall be payable by delivery of such amounts to such holders at their respective addresses as they appear in the stock register.

         Notwithstanding anything to the contrary set forth in this Section 4, if at any time during which any Series D Perpetual Preferred Share remains outstanding the dividend rate payable thereon exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the dividend rate in respect of Series D Perpetual Preferred Shares shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the dividend rate payable thereon is less than the Maximum Lawful Rate, dividends shall continue to accrue thereon at the Maximum Lawful Rate until such time as the total dividends earned are equal to the total dividends which would have been earned had the dividend rate on such Series D Perpetual Preferred Share been (but for the operation of this paragraph) the dividend rate payable since the Closing.

         The rights of the Series D Perpetual Preferred Shares shall rank senior in all respects to the Common Shares and all other classes and series of capital shares of the Company, including without limitation other classes and series of preferred shares other than the Trust Preferred and Senior Stock (collectively, "Junior Stock").

      5. Liquidation Rights.

         (a) Priority. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary:

                (i) before any payment or distribution of the Assets of the
             Company (whether from paid in share capital, share premium or surplus) shall be made to or set apart for the holders of Junior Stock or any other shares of the Company other than the Trust Preferred and the Senior Stock, the holders of the shares of Series D Perpetual Preferred Shares shall be entitled to receive from the Assets of the Company, payment in cash of an initial amount equal to the Purchase Price (the "Series D Perpetual Preferred Liquidation Preference"). Commencing as of December 31, 2005 and on each Adjustment Date thereafter, the Series D Perpetual Preferred Liquidation Preference shall be adjusted upward or downwards by an amount equal to the quotient of: (v) the change in the Aggregate Liquidation Preference as of such Adjustment Date; divided by (w) the number of Series D Perpetual Preferred Shares outstanding. The "Aggregate Liquidation Preference" shall initially be an amount equal to the product of the Purchase Price multiplied by the number of Series D Perpetual Preferred Shares issued upon Closing. Commencing as of December 31, 2005 and on each Adjustment Date thereafter, the Aggregate Liquidation Preference shall be adjusted upward or downwards by an amount equal to the sum of: (x) the Quarterly Allocation, plus (y) the PIK Dividend Value; provided that; the Aggregate Liquidation Preference shall never be less than the product of the Purchase Price multiplied by the number of Series D Perpetual Preferred Shares issued upon Closing, plus the aggregate PIK Dividends less the aggregate Perpetual Capital Distributions. If the Assets distributable upon such liquidation, dissolution or winding-up of the Company shall be insufficient to permit payment to the respective holders of the shares of Series D Perpetual Preferred Shares of the full preferential amounts as set forth in this Section 5(a)(i), then such Assets shall be distributed ratably among the shares of Series D Perpetual Preferred Shares; and

                (ii) any proceeds remaining after payment of the Series D
             Perpetual Preferred Liquidation Preference shall be distributed ratably among the Common Shares and other classes of shares of the Company in accordance with the relevant rights and restrictions thereof, if any.

         (b) Notice of Liquidation. Subject to any other requirement under law, written notice of any liquidation, dissolution or winding up of the Company, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given (not less than thirty (30) days prior to any payment date stated therein), to the holders of record of the Series D Perpetual Preferred Shares at their respective addresses as the same shall appear on the register of shareholders of the Company.

      6. Exchange. The following provisions are subject to compliance with applicable law, and if the exercise of these rights would violate relevant law, such rights set out below will be suspended until such rights can be exercised in compliance with applicable law:

         (a) General. Each Series D Perpetual Preferred Share outstanding shall be mandatorily exchanged immediately upon satisfaction of the Exchange Conditions Precedent into the number of whole Common Shares (rounded upwards or downwards) equal to the Exchange Ratio, provided, however, that if (i) at the time of such exchange, either a record holder of Series D Perpetual Preferred Shares or an Affiliate thereof is also a record holder of Series B Preferred Shares or Class B Convertible Common Shares, then such holder's Series D Perpetual Preferred Shares shall be mandatorily exchanged into the number of whole Class B Convertible Common Shares (rounded upwards or downwards) equal to the Exchange Ratio (instead of such number of Common Shares) and (ii) at the time of such exchange, either a record holder of Series D Perpetual Preferred Shares or an Affiliate thereof is also a record holder of Series C Preferred Shares or Class C Convertible Common Shares, then such holder's Series D Perpetual Preferred Shares shall be mandatorily exchanged into the number of whole Class C Convertible Common Shares (rounded upwards or downwards) equal to the Exchange Ratio (instead of such number of Common Shares). The Common Shares, Class B Convertible Common Shares or Class C Convertible Common Shares, as the case may be, issuable upon mandatory exchange of the Series D Perpetual Preferred Shares, when such Common Shares, Class Convertible B Common Shares or Class C Convertible Common Shares, as the case may be, shall be issued in accordance with the terms hereof, shall be duly authorized, validly issued, fully paid and nonassessable Common Shares, Class B Convertible Common Shares or Class C Convertible Common Shares, respectively.

         (b) Surrender and Exchange. Each Series D Perpetual Preferred Share will be exchanged by the holder once the Exchange Conditions Precedent have been met by surrender of such Series D Perpetual Preferred Share, to the Company at its office designated pursuant to the Bye-Laws of the Company. Such holder shall thereupon be entitled to receive the number of Common Shares, Class B Convertible Common Shares or Class C Convertible Common Shares, as the case may be, specified in the exchange by Section 6(a) above. The Series D Perpetual Preferred Shares shall be cancelled upon surrender.

         (c) Effective Date. The exchange of Series D Perpetual Preferred Shares pursuant to Section 6(c) hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Exchange Conditions Precedent have been met and the Series D Perpetual Preferred Shares shall have been surrendered to the Company as provided in Section 6(b) hereof. On such day that the exchange of Series D Perpetual Preferred Shares is deemed effected, the person or persons in whose name or names any certificate or certificates for Common Shares, Class B Convertible Common Shares or Class C Convertible Common Shares, as the case may be, are issuable upon such exchange, as provided in this Section 6, shall be deemed to have become the holder or holders of record of such Common Shares, Class B Convertible Common Shares or Class C Convertible Common Shares, as the case may be.

         (d) Share Certificates. As promptly as practicable after the exchange of the Series D Perpetual Preferred Shares, and in any event within ten (10) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes on the issue of the Common Shares, Class B Convertible Common Shares or Class C Convertible Common Shares, as the case may be, or on the share certificate therefor, other than any income or capital gains taxes) will cause to be issued in the name of and delivered to the holder thereof or as such holder may direct, a certificate or certificates for the number of Common Shares, Class B Convertible Common Shares or Class C Convertible Common Shares, as the case may be, to which such holder shall be entitled upon such exchange on the effective date of such exchange.

      7. Offer to Repurchase. If the Series D Perpetual Preferred Shares shall have not been exchanged for Common Shares, Class B Convertible Common Shares or Class C Convertible Common Shares, as the case may be, in accordance with
Section 6(a) prior to December 31, 2006, the Company shall use its reasonable best efforts, subject to the conditions set forth below, in each calendar year beginning with 2007 so long as no such mandatory exchange has occurred and the Series D Perpetual Preferred Shares remain outstanding, to issue and sell in a Public Offering a number of Common Shares sufficient to produce net proceeds in an amount at least equal to $100,000,000, shall make an offer to holders of outstanding Series D Perpetual Preferred Shares to purchase, on a pro rata basis, Series D Perpetual Preferred Shares having up to $100,000,000 in Series D Perpetual Preferred Liquidation Preference and shall purchase such Series D Perpetual Preferred Shares from holders responding to such offer to purchase at a price equal to the greater of (i) the Series D Perpetual Preferred Liquidation Preference, and (ii) the product of the Exchange Ratio multiplied by the price per Common Share realized by the Company in such Public Offering. However, the Company will not be required to sell any Common Shares for such purpose if (i) such use of proceeds from the sale of the Common Shares would have a negative impact on the Company's then current credit ratings or (ii) the price per share of any of the Common Shares would be less than 75% of the then existing Market Price per share of the Common Shares.

                                                                       EXHIBIT C

                      Form of Registration Rights Agreement

                                 PXRE GROUP LTD.

                       SERIES D PERPETUAL PREFERRED SHARES

                          REGISTRATION RIGHTS AGREEMENT

To the Purchasers named in Exhibit A
       to the Purchase Agreement



Ladies and Gentlemen:

            PXRE Group Ltd., a Bermuda corporation (the "Company"), proposes to issue and sell in a private placement pursuant to Section 4(2) of the Securities Act (as defined below) (such issuance and sale, the "Initial Placement") to the several parties named in Exhibit A to the Purchase Agreement (the "Initial Purchasers") for whom you (the "Representatives") are acting as representatives, upon the terms set forth in a purchase agreement dated September 29, 2005 (the "Purchase Agreement"), $[ ] aggregate principal amount of its Series D Perpetual Preferred Shares, par value $1.00 per share (the "Preferred Shares").

            The Preferred Shares will be manditorily exchanged into Common Shares, par value $1.00 per share, of the Company ("Common Shares"), upon the satisfaction of certain conditions as set forth in the Private Placement Memorandum.

      As an inducement to you to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the holders from time to time of the Preferred Shares and the Common Shares issuable upon conversion of the Preferred Shares (including you), as follows:

      SECTION 1. DEFINITIONS

      As used in this Agreement, the following terms have the respective meanings set forth below:

      Agreement: shall mean this Registration Rights Agreement among the Initial Purchasers and the Company;

      Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

      Exchange Act: shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder;

      Holder: shall mean any holder of Registrable Securities;

      Majority Holders: shall mean the Holders holding a majority of the then outstanding Registrable Securities, provided, however, that Preferred Shares or Common Shares for which Preferred Shares have been exchanged which have been sold or otherwise transferred pursuant to the Shelf Registration Statement or Company Registration Statement shall not be included in the calculation of the Majority Holders;

      Notice and Questionnaire: shall mean a Notice of Registration Statement and Selling Shareholder Questionnaire substantially in the form of Exhibit A hereto;

      Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

      Prospectus: shall mean the prospectus included in the Shelf Registration Statement or Company Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement or Company Registration Statement, and all amendments and supplements to such prospectus, including all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated or deemed to be incorporated by reference in such prospectus;

      Registrable Securities: shall mean (A) the Preferred Shares, (B) the Common Shares issuable upon conversion of the shares of Preferred Shares and (C) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Preferred Shares or the Common Shares issuable upon conversion of the Preferred Shares, provided, however, that Registrable Securities shall not include securities in clauses (A), (B) or (C) above which have been transferred pursuant to a Shelf Registration Statement or Company Registration Statement;

      Registration Expenses: shall mean all expenses incurred by the Company in compliance with Section 2(a) and (b) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for the Selling Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) but shall exclude underwriting fees, discounts and expenses with respect to the sale of the Registrable Securities;

      Security, Securities: shall have the meaning set forth in Section 2(I) of the Securities Act;

      Securities Act: shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder;

      Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Selling Holders other than fees and expenses of one counsel for the Selling Holders;

      Shelf Registration Statement: means a "shelf" registration statement of the Company filed pursuant to the provisions of Section 2 hereof which covers some or all of the Registrable Securities on Form S-3 or on another appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, or any additional registration statements filed because the Company could not obtain the withdrawal of a stop order suspending the effectiveness of the Shelf Registration Statement or pursuant to Section 2(a)(i)(2) hereof, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

      SECTION 2. REGISTRATION RIGHTS

            (a) Shelf Registration Statement.

                (i) The Company shall prepare and file with the Commission promptly following receipt of notice from the Holders (the "Demand Notice") and in any event within 30 days the date of the Purchase Agreement, a Shelf Registration Statement with respect to resales of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution designated by such Holders and set forth in such Shelf Registration Statement (subject to Section 2(d)(xviii) hereof) and thereafter shall use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within [ ] days after receipt of the Demand Notice. The Company shall supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Shelf Registration Statement, or by the Securities Act, the Exchange Act or the Commission.

                (ii) (1) Each Holder wishing to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus agrees to deliver to the Company the Notice and Questionnaire, together with such information as the Company shall reasonably request, to the Company at least ten business days prior to the effectiveness of the Shelf Registration Statement. The Company shall take action to name each Holder as of the date that is five calendar days prior to the effectiveness of the Shelf Registration Statement so that such Holder is named as a selling security holder in the Shelf Registration Statement at the time of its effectiveness and is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder's Registrable Securities in accordance with applicable law.

                     (2) After the Shelf Registration Statement has become effective, the Company shall, upon the request of any Holder of Registrable Securities, promptly send a Notice and Questionnaire to such Holder. From and after the date on which the Shelf Registration Statement has become effective, the Company shall (i) as promptly as is practicable after the date a completed and signed Notice and Questionnaire and such other information as the Company may reasonably request is delivered to the Company by such holder, and in any event within [five] Business Days after such date, prepare and file with the Commission (x) a supplement to the Prospectus or, if required by applicable law regulation or decision of the staff of the Commission, a post-effective amendment to the Shelf Registration Statement, provided, however, that if and when requested by the Holders of the Preferred Shares, each underwritten offering of Common Shares shall be for not less than $50,000,000, and provided further that the Company will not be required to prepare and file with the Commission a prospectus supplement with respect to an underwritten offering of Common Shares of under such Shelf Registration Statement, more frequently than twice in any 12-month period, and (y) any other document required by applicable law, so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder's Registrable Securities in accordance with applicable law, and (ii) use their reasonable best efforts to cause any such post-effective amendment to become effective under the Securities Act as promptly as is practicable; provided, however, that if a Notice and Questionnaire is delivered to the Company during a Blackout Event, the Company shall not be obligated to take the actions set forth in clauses
      (i) and (ii) until the termination of such Blackout Event.

                No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or any Company Registration Statement as provided in Section 2(b) or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder has complied with the foregoing requirements and has provided the information as requested by the Company in accordance with this Agreement for such Holder to be named as a selling securityholder in the Shelf Registration Statement (any such named Holder, a "Selling Holder").

                     (iii) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable, subject to Section 2(a)(iv) hereof, by all Selling Holders until the earliest of (i) the second anniversary of the Initial Placement,
      (ii) the date on which all the Registrable Securities may be sold by non-affiliates ("affiliates" for such purpose having the meaning set forth in Rule 144 under the Act) of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, (iii) the date as of which all the Registrable Securities have been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force) and (iv) such date as of which all the Registrable Securities have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period").

                     The Company will, (x) subject to Section 2(a)(iv), prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period, (y) subject to Section 2(a)(iv), cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act and (z) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented.

                     (iv) If, in the reasonable good faith judgment of the Company, any pending bankruptcy or insolvency, pending material merger, acquisition, corporate reorganization, other material transaction or other event or circumstance involving the Company or any of its affiliates makes it imprudent for the Company to file a registration statement or to be in registration (any such event, circumstance or transaction, a "Blackout Event"), the Company shall not be obligated to effect (whether by filing a registration statement, seeking effectiveness of a registration statement or otherwise) any registration requested by Holders or affiliate thereof. If the Company determines that a Blackout Event exists, any sale of securities by any Holder or any affiliate thereof, shall be postponed until the Blackout Event no longer exists, provided, however, that no such postponement shall exceed 90 days. The Company may suspend the use of the Prospectus for the duration of any Blackout Event.

                     (v) Underwriting. If the any of the Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company as part of their request made pursuant to
      Section 2(a)(i).

            (b) Company Registration Statement.

                (i) If the Company shall determine to register any of its Common Shares either for its own account or for the account of any other shareholder (each such instance, a "Company Registration Statement" and the period during which such Company Registration Statement is effective, the "Company Registration Period"), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                    (1) promptly give to each of the Holders a written notice
            thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    (2) include in such Company Registration Statement (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, the Registrable Securities specified in a written request or requests made by the Holders within [ ] days after receipt of the written notice from the Company described in clause (1) above, except as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders' Registrable Securities. Each Holder wishing to sell Registrable Securities pursuant to the Company Registration Statement and related Prospectus agrees to deliver to the Company the Notice and Questionnaire, together with such information as the Company shall reasonably request, to the Company at least [five] business days prior to the effectiveness of the Company Shelf Registration Statement. Upon the delivery of the Notice and Questionnaire, and such other information as the Company shall reasonably request, to the Company, such Holder shall be deemed a Selling Holder. In the event any Holder requests inclusion in a Company Registration Statement pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners, the Company Registration Statement shall provide for the resale by such partners, if requested by such Holder.

                        (ii) Underwriting. If the Company Registration Statement of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1) above. In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2(b), if the underwriter or underwriters determine that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting pursuant to Section 2(d)(xviii).

            (c) Expenses of Registration. All Registration Expenses incurred in connection with any Shelf Registration Statement or Company Registration Statement , qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Selling Holders.

            (d) Registration Procedures. In connection with the Shelf Registration Statement or Company Registration Statement, the following provisions shall apply, as applicable:

                (i) The Company shall:

                    (1) furnish to the Selling Holders, prior to the filing
            thereof with the Commission, a copy of the Shelf Registration Statement or Company Registration Statement, and each amendment thereof, and a copy of any Prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act), and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Selling Holders reasonably and promptly propose; and

                    (2) include information regarding the Selling Holders and
            the methods of distribution they have designated for their Registrable Securities provided to the Company in Notice and Questionnaires as necessary to permit such distribution by the methods specified therein.

                (ii) Subject to Section 2(a)(iv), the Company shall ensure that (i) each of the Shelf Registration Statement and Company Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply in all material respects with the Securities Act and the rules and regulations thereunder,
      (ii) each of the Shelf Registration Statement or Company Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of the Shelf Registration Statement or Company Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation with respect to information with respect to any underwriter or any Holder required to be included in the Shelf Registration Statement or Company Registration Statement or Prospectus pursuant to the Securities Act or the rules and regulations thereunder and which information is included therein in reliance upon and in conformity with information furnished to the Company in writing by such underwriter or Holder.

                (iii) The Company, as promptly as reasonably practicable, shall advise the Selling Holders:

                     (1) when the Shelf Registration Statement or Company
            Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                     (2) of any request by the Commission following
            effectiveness of the Shelf Registration Statement or Company Registration Statement for amendments or supplements to the Shelf Registration Statement or Company Registration Statement or the Prospectus or for additional information (other than any such request relating to a review of the Company's Exchange Act filings);

                     (3) of the determination by the Company that a
            post-effective amendment to the Shelf Registration Statement or Company Registration Statement would be appropriate;

                     (4) of the commencement or termination of (but not the
            nature of or details concerning) any Blackout Event;

                     (5) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Shelf Registration Statement or Company Registration Statement or the initiation of any proceedings for that purpose;

                     (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included in the Shelf Registration Statement or Company Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

                     (7) of the happening of (but not the nature of or details
            concerning) any event that requires the making of any changes in the Shelf Registration Statement or Company Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and the Shelf Registration Statement, Company Registration Statement or the Prospectus, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

                     (8) of the Company's suspension of the use of the
            Prospectus as a result of any of the events or circumstances described in paragraphs (2) through (7) above, and of the termination of any such suspension.

                (iv) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or Company Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for offer or sale in any jurisdiction at the earliest possible time.

                (v) The Company shall promptly furnish to each Selling Holder, without charge, at least one copy of the Shelf Registration Statement or Company Registration Statement and any post-effective amendment thereto, including all exhibits (including those incorporated by reference), financial statements and schedules.

                (vi) The Company shall, during the Shelf Registration Period or Company Registration Period, promptly deliver to each Selling Holder and any sales or placement agent or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement or Company Registration Statement (excluding documents incorporated by reference), and any amendment or supplement thereto, as such person may reasonably request; and, except as provided in Sections 2(a)(iv) and 2(d)(xvi) hereof, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period or Company Registration Period.

                (vii) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement or the Company Registration Statement, the Company shall cooperate with the Selling Holders and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as any such Selling Holder reasonably request and shall maintain such qualification in effect so long as required and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement or Company Registration Statement; provided, however, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified or to (B) take any action which would subject it to service of process or taxation in any such jurisdiction where it is not then so subject.

                (viii) The Company shall cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to the Shelf Registration Statement or Company Registration Statement free of any restrictive legends and registered in such names as Selling Holders may request.

                (ix) Subject to the exceptions contained in (A) and (B) of
      Section 2(d)(vii) hereof, the Company shall use its reasonable best efforts to cause the Registrable Securities covered by the Shelf Registration Statement or Company Registration Statement to be registered with or approved by such other federal, state and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities as contemplated by the Shelf Registration Statement or the Company Registration Statement; without limitation to the foregoing, the Company shall make all filings and provide all such information as may be required by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering under the Shelf Registration Statement or the Company Registration Statement of the Transfer Restricted Securities (including, without limitation, such as may be required by NASD Rule 2710 or 2720), and shall cooperate with each Holder in connection with any filings required to be made with the NASD by such Holder in that regard.

                (x) Upon the occurrence of any event described in Section 2(d)(iii) hereof, the Company shall as soon as reasonably practicable prepare and file with the Commission a post-effective amendment to the Shelf Registration Statement or Company Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file a document which is incorporated or deemed to be incorporated by reference in such Shelf Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Shelf Registration Statement or Company Registration Statement and the Prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus in light of the circumstances under which they were made) not misleading and, in the case of a post-effective amendment, use its reasonable best efforts to cause it to become effective as promptly as practicable; provided that the Company's obligations under this paragraph (x) shall be suspended if the Company has suspended the use of the Prospectus in accordance with Section 2(a)(iv) hereof and given notice of such suspension to Selling Holders, it being understood that the Company's obligations under this Section 2(d)(x) shall be automatically reinstated at the end of such Blackout Event.

                (xi) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its Holders as soon as practicable but in any event not later than [ ] days after the end of a 12-month period (or [ ] days, if such period is a fiscal year) after (i) the effective date of the Shelf Registration Statement or Company Registration Statement, (ii) the effective date of each post-effective amendment to the Shelf Registration Statement or Company Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference or deemed to be incorporated by reference in the Shelf Registration Statement or Company Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Act and Rule 158 promulgated by the Commission thereunder.

                (xii) Upon request of the Majority Holders, the Company shall cause all Registrable Securities issued (or, in the case of Common Shares issuable upon conversion of the Preferred Shares) to be listed on each securities exchange or quotation system on which the Common Shares are then listed no later than the date the Shelf Registration Statement or the Company Registration Statement is declared effective and, in connection therewith, to make such filings as may be required under the Exchange Act and to have such filings declared effective as and when required thereunder.

                (xiii) The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement or Company Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities sought by the Notice and Questionnaire and such additional information as may, from time to time, be required by the Securities Act and the rules and regulations promulgated thereunder, and the obligations of the Company to any Holder hereunder shall be expressly conditioned on the compliance of such Holder with such request.

                (xiv) The Company, subject to the provisions of paragraph (xviii) of this Section 2(d), shall enter into such customary agreements (including underwriting agreements) and take all other appropriate actions as may be reasonably requested in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification and contribution provisions and procedures no less favorable than those set forth in Section 5. The plan of distribution in the Shelf Registration Statement or the Company Registration Statement and the Prospectus included therein shall permit resales of Registrable Securities to be made by selling security holders through underwriters, brokers and dealers, and shall also include such other information as the Selling Holders may reasonably request.

                (xv) In connection with an underwritten offering, if any, the Company shall, if reasonably requested in writing by Majority Holders:

                     (1) make reasonably available for inspection during normal business hours by any underwriter participating in any disposition pursuant to such Shelf Registration Statement or Company Registration Statement, and any attorney, accountant or other agent retained by any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and their subsidiaries as is customary for due diligence examinations in connection with public offerings; provided, however, if the foregoing inspection would otherwise disrupt the Company's conduct of its business, such inspection shall, to the greatest extent practicable, be coordinated by the underwriters on behalf of the other parties;

                     (2) cause the Company's officers, directors, employees,
            accountants and auditors to supply, during normal business hours, all relevant information reasonably requested by any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement or Company Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality; provided, further, that if the foregoing information gathering would otherwise disrupt the Company's conduct of its business, such information gathering shall, to the greatest extent practicable, be coordinated by the underwriters on behalf of the other parties;

                     (3) deliver a letter, addressed to the Selling Holders and the underwriters, if any, in which the Company shall make such representations and warranties in form, substance and scope as are customarily made by issuers to underwriters;

                     (4) obtain opinions of counsel to the Company and updates
            thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the underwriters, if any) addressed to each Selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in public offerings;

                     (5) obtain "cold comfort" letters and updates thereof from the current and former independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement or Company Registration Statement), addressed to each Selling Holder (provided such Holder furnishes the accountants, prior to the date such "cold comfort" letter is required to be delivered, with such representations as the accountants customarily require in similar situations) and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

                     (6) deliver such documents and certificates as may be
            reasonably requested by the Selling Holders or, in the case of an underwritten offering, the underwriters, if any, including those to evidence compliance with Section 2(d)(x) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

            The foregoing actions set forth in clauses (3), (4), (5) and (6) of this Section 2(d)(xv) shall be performed at (A) the effectiveness of such Shelf Registration Statement or Company Registration Statement and each post-effective amendment thereto and (B) the closing under any underwriting or similar agreement as and to the extent required thereunder.

            If any of the Registrable Securities covered by the Shelf Registration Statement or Company Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage each such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten offering unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting arrangements and other documents required under the terms of such underwriting agreements. The Holders of Registrable Securities that participate in an underwritten offering shall be required to pay on a ratable basis all registration expenses associated with or arising as a result of the underwritten offering, payable by such Holders pursuant to Section 2 hereof.

                (xvi) Each Selling Holder agrees that, upon receipt of notice of the happening of an event described in Sections 2(d)(iii)(2) through and including 2(d)(iii)(7), each Holder shall forthwith discontinue (and shall cause its agents and representatives to discontinue) disposition of Registrable Securities and will not resume disposition of Registrable Securities until such Selling Holder has received copies of an amended or supplemented Prospectus contemplated by Section 2(d)(x) hereof, or until such Selling Holder is advised in writing by the Company that the use of the Prospectus may be resumed or that the relevant Blackout Event has been terminated, as the case may be; provided that the foregoing shall not prevent the sale, transfer or other disposition of Registrable Securities by a Selling Holder in a transaction which is exempt from, or not subject to, the registration requirements of the Securities Act, so long as such Selling Holder does not and is not required to deliver the applicable Prospectus or the Shelf Registration Statement or Company Registration Statement in connection with such sale, transfer or other disposition, as the case may be; and provided, further, that the provisions of this
      Section 2(d)(xvi) shall not prevent the occurrence of a registration default.

                (xvii) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the NASD Rules, including, without limitation, by:

                       (1) if the NASD Rules shall so require, engaging a
            "qualified independent underwriter" (as defined in the NASD Rules) to participate in the preparation of the Shelf Registration Statement or Company Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by the Shelf Registration Statement or Company Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the price of such Registrable Securities;

                       (2) indemnifying any such qualified independent
            underwriter to the extent of the indemnification of underwriters provided in Section 3 hereof; and

                       (3) providing such information to such broker-dealer as
            may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

                (xviii) Anything herein to the contrary notwithstanding, the Company will not be required to pay the costs and expenses of, or to participate in the marketing or "road show" presentations of, or agree to indemnification or contribution agreements with respect to, more than two underwritten offerings initiated at the request of the Majority Holders, or to effect more than two underwritten offerings at the request of such Holders. The Company will not be required to pay the costs and expenses of, or to participate in the marketing or "road show" presentations of, an underwritten offering unless the Majority Holders have requested that such Registrable Securities be included in such an underwritten offering. Upon receipt by the Company, from the Majority Holders of a request for an underwritten offering, the Company will, within [10] days thereafter, cause the Company to mail notice to all Holders of Registrable Securities stating that: (i) the Company has received a request from the Holders of the requisite amount of Registrable Securities to effect an underwritten offering on behalf of such Holders; (ii) under the terms of this Agreement, all Holders of Registrable Securities may include their Registrable Securities in such underwritten offering, subject to the terms and conditions set forth in this Agreement and subject to the right of the underwriters to reduce, in light of market conditions and other similar factors, the aggregate principal amount of Registrable Securities included in such underwritten offering; (iii) all Holders electing to include Registrable Securities in such underwritten offering must notify the Company in writing of such election (the "Election"), and setting forth an address and facsimile number to which such written elections may be sent and the deadline (which shall be 12:00 midnight on the 10th calendar day after such notice is mailed to Holders or, if not a Business Day, the next succeeding Business Day (the "Deadline")) by which such elections must be received by the Company; and (iv) setting forth such other instructions as shall be necessary to enable Holders to include their Registrable Securities in such underwritten offering. No Holder shall be entitled to participate in an underwritten offering unless such Holder notifies the Company of such Election by the Deadline. Notwithstanding anything to the contrary contained herein, if the underwriters for an underwritten offering to be effected pursuant to this Section 2(d)(xviii) advise the Holders of the Registrable Securities to be included in such underwritten offering that, because of the aggregate principal amount of Registrable Securities that such Holders have requested be included in the underwritten offering, the success of the offering would likely be materially adversely affected by the inclusion of all Registrable Securities requested to be included, then the principal amount of Registrable Securities to be offered for the accounts of Holders shall be reduced pro rata, according to the aggregate principal amount of Registrable Securities requested for inclusion by each such Holder, to the extent necessary to reduce the size of the offering to the size recommended by the underwriter. Notwithstanding anything to the contrary contained herein, neither the Company nor any Person, other than a Holder Registrable Securities and only with respect to its Registrable Securities, shall be entitled to include any securities in the underwritten offering.

            (e) Without the consent of the Majority Holders, the Company will not grant rights to any other person with respect to the registration under the Securities Act of the securities of the Company that are pari passu with, or superior in any respect to, those rights granted to the Holders of the Registrable Securities hereunder.

      SECTION 3. INDEMNIFICATION.

            (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities covered by the Shelf Registration Statement or Company Registration Statement, the directors, officers, partners, members, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Company Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by any of them in connection with defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to any Holder to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein, (B) use of the Shelf Registration Statement or Company Registration Statement or the related Prospectus during a period when use of such Prospectus has been suspended pursuant to Section 2(a)(iv) or Section 2(d)(xvi) hereof; provided, in each case, that Holders received prior notice of such suspension, or (C) if the Holder was required under applicable law to deliver a Prospectus and fails to deliver a Prospectus, as then amended or supplemented, provided that the Company shall have delivered to such Holder such Prospectus, as then amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Holder of Registrable Securities covered by the Shelf Registration Statement or Company Registration Statement severally and not jointly agrees to indemnify, hold harmless and reimburse

                (i) the Company,

                (ii) each of its directors,

                (iii) each of its officers, and

                (iv) each person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder,

      but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity; provided that the indemnity to be paid by each respective Holder shall not exceed the net proceeds received by such Holder from the offer and sale of its Registrable Securities.

      This indemnity agreement shall be in addition to any liability which any such Holder may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
      Section 3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it was not otherwise notified of such action and such failure results in the forfeiture by the indemnifying party of any rights or defenses. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if:

                (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would not be permissible under the applicable standards of professional responsibility;

                (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party and that representation of the indemnified party by counsel chosen by the indemnifying party would be inappropriate due to actual or potential differing interests among the parties represented by such counsel;

                (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or

                (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Neither an indemnifying party nor an indemnified party will, without the prior written consent of the other parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such other parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such other parties from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable for any losses, claims, damages or liabilities by reason of any settlement of any action or proceeding effected without such indemnifying party's prior written consent, which consent will not be unreasonably withheld.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 3 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have an obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses"), as incurred, to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from any sales of Registrable Securities under the Shelf Registration Statement or Company Registration Statement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement of the Registrable Securities pursuant to the Purchase Agreement (before deducting expenses). Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received in connection with the Initial Placement of the Registrable Securities as set forth in the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Registrable Securities registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement or the Company Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any untrue statement or omission or alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 3(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who signed the Shelf Registration Statement or Company Registration Statement and each director of the Company shall have the same rights to contribution as the Company, and each person who controls an underwriter within the meaning of either the Securities Act or the Exchange Act and each officer and director of each underwriter shall have the same rights to contribution as such underwriter, subject in each case to the applicable terms and conditions of this Section 3
(d).

            (e) The provisions of this Section 3 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, any underwriter, the Company, or any of the officers, directors or controlling persons referred to in Section 3 hereof, and will survive the sale by a Holder of Registrable Securities covered by the Shelf Registration Statement or Company Registration Statement.

      SECTION 4. MISCELLANEOUS

            (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that with respect to any matter that directly or indirectly affects the exclusive rights of the Initial Purchasers hereunder, the Company shall obtain the written consent of each of the Initial Purchasers against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to the Shelf Registration Statement or Company Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of the Registrable Securities being sold rather than registered under such Shelf Registration Statement or Company Registration Statement.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                (i) if to the Initial Purchasers, initially at its address set forth in the Purchase Agreement;

                (ii) if to any other Holder, at the most current address of such
            Holder maintained by the transfer agent for the Preferred Shares or Common Shares, or, in the case of the Selling Holder, the address set for in its Notice and Questionnaire; and

                (iii) if to the Company, initially at the Company's address set forth in the Purchase Agreement.

            All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail or telecopier.

            The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

            (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders. The Company hereby agrees to extend the benefits of this Agreement to any Holder and underwriter and any such Holder and underwriter may specifically enforce the provisions of this Agreement as if an original party hereto.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

            (h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

            (i) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Preferred Shares or the Common Shares issuable upon conversion of the Preferred Shares is required hereunder, Preferred Shares or Common Shares issued upon conversion of the Preferred Shares held by the Company or its affiliates (other than subsequent Holders of Preferred Shares or the Common Shares issued upon conversion of the Preferred Shares if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            (j) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period or Company Registration Period, as applicable, except for any liabilities or obligations under Sections 2(a)(iv), 2(c) or 3 to the extent arising prior to the end of such Shelf Registration Period or Company Registration Period.

                            [signature page follows]

      IN WITNESS WHEREOF, the undersigned has executed this Registration Rights Agreement as of the date first above written.



                                   PXRE GROUP LTD.



                                   By:
                                       -----------------------------
                                       Name:
                                       Title:



                                   INITIAL PURCHASERS



                                   By:
                                       -----------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A


            FORM OF SELLING SECURITY HOLDER NOTICE AND QUESTIONNAIRE

         The undersigned beneficial holder of Series D Perpetual Preferred Shares (the "Preferred Shares"), par value $1.00 per share, of PXRE Group Ltd. ("PXRE" or the "Company") or common shares, par value $1.00 per share, of the Company issuable upon conversion of the Preferred Shares (together with the Preferred Shares, the "Registrable Securities") of the Company understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") dated as of October [ ], 2005 between the Company and the initial purchasers named therein. The Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

         Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, the Company will, as promptly as practicable but in any event within five business days of such receipt, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities.

         Certain legal consequences may arise from being named as selling securityholders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

NOTICE

         The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

         The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.       (a) Full Legal Name of Selling Securityholder:

         -----------------------------------------------------------------------

         (b) Full legal name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:


         -----------------------------------------------------------------------

         (c) Full legal name of broker-dealer or other third party through which Registrable Securities listed in (3) below are held:


         -----------------------------------------------------------------------

         (d) Full legal name of DTC Participant (if applicable and if not the same as (b) or (c) above) through which Registrable Securities listed in (3) below are held:


         -----------------------------------------------------------------------

2.       Address for Notices to Selling Securityholder:


         Telephone:
                   -------------------------------------------------------------
         Fax:
             -------------------------------------------------------------------
         Contact Person
                       ---------------------------------------------------------

3.       Beneficial Ownership of Registrable Securities:

         Type and Principal Amount of Registrable Securities beneficially owned:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         Unless otherwise indicated in the space provided below, all Registrable Securities listed in response to this Item (3) as listed above will be included in the Shelf Registration Statement. If the undersigned does not wish all such Registrable Securities to be so included, please indicate below the amount of RegistrableSecurities to be included:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

4.       Beneficial Ownership of Company securities owned by the Selling
         Securityholder:

         Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

         Type and amount of other securities beneficially owned by the Selling Securityholder (include CUSIP No(s). if applicable):

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

5.       Relationship with the Company:

         Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

         State any exceptions here:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

6. Plan of Distribution:

         Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters or broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale,
         (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities, short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling securityholder for purposes of the prospectus.

         State any exceptions here:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

         The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the provisions of the Securities Act of 1933, as amended, relating to prospectus delivery, in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

         The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

         Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against liabilities.

         In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

         In the event any Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to the Company, the Selling Securityholder will notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

         By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company without independent investigation or inquiry in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

                                        Beneficial Owner



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

Dated:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO

                                PXRE CORPORATION
                                   PXRE HOUSE
                               110 PITTS BAY ROAD
                                 PEMBROKE HM 08
                                     BERMUDA
                          FACSIMILE NO.: (441) 296-6162
                             ATTN: JEFFREY L. RADKE